 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-236193
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 12, 2020)
14,000,000 Ordinary Shares
Warrants to Purchase 14,000,000 Ordinary Shares
We are offering 14,000,000 of our ordinary shares, and warrants to purchase 14,000,000 ordinary shares, in this offering. The public offering price for each ordinary share and accompanying warrant to purchase one ordinary share is $2.50. The warrants have an exercise price of $3.10 per share, are exercisable immediately and will expire three and one-half years from the date of issuance. We are also offering the ordinary shares that are issuable from time to time upon exercise of the warrants.
The ordinary shares and the accompanying warrants can only be purchased together in this offering but will be issued separately upon issuance. There is no established public trading market for the warrants, and we do not expect a market to develop.
Our ordinary shares are listed on the Nasdaq Global Select Market under the trading symbol “OSMT.” On October 6, 2021, the last reported sale price of our ordinary shares on the Nasdaq Global Select Market was $3.06 per share. We do not intend to apply for listing of the warrants on the Nasdaq Global Select Market or any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.
The public offering price per ordinary share and the public offering price per warrant will be determined by us, the underwriter, and investors based on market conditions at the time of pricing.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are subject to reduced public company reporting requirements for this prospectus supplement and future filings.
The offering is being underwritten on a firm commitment basis. The underwriter may offer the ordinary shares and warrants from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the Nasdaq Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices.
Investing in our ordinary shares and warrants involves a high degree of risk. Please read the “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of the factors you should carefully consider before deciding to purchase our ordinary shares and warrants.

	Per Share and Accompanying Warrant	Total
Public offering price(1)	$2.50	$35,000,000
Underwriting discounts and commissions(2)	$0.15	$2,100,000
Proceeds to us, before expenses	$2.35	$32,900,000

(1)
Includes $0.00001 per warrant for the accompanying warrants.

(2)
See the section of this prospectus supplement entitled “Underwriting” for a description of the compensation payable to the underwriter.

We have granted the underwriter an option to purchase up to 2,100,000 additional ordinary shares and/or additional warrants to purchase up to 2,100,000 ordinary shares, in any combination thereof, at the applicable price to the public per share or per warrant, less the underwriting discounts and commissions. This option is exercisable for 30 days from the date of this prospectus supplement. If the underwriter exercises the option in full, the total proceeds to us, before expenses, will be $37,835,000, excluding potential proceeds from the exercise of the warrants included in such option.
We are a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Stock Market.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the ordinary shares and warrants being offered hereby to investors on or about October 12, 2021.

H.C. Wainwright & Co.
The date of this prospectus supplement is October 6, 2021.

PROSPECTUS
Neither we nor the underwriter has authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we may refer you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus supplement and the accompanying prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and future growth prospects may have changed since that date.

S-i

We are offering to sell, and seeking offers to buy, and the underwriter is soliciting offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law.
For investors outside of the United States: neither we nor the underwriter has done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-236193) that we filed with the Securities and Exchange Commission, or SEC, on January 31, 2020 and that was declared effective by the SEC on February 12, 2020, pursuant to which we may from time to time offer various securities in one or more offerings.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement or in the accompanying prospectus having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement.
We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and website name and address are our service marks or trademarks. Each trademark, trade name or service mark by any other company appearing in this prospectus supplement belongs to its holder. The trade names and trademarks that we use include Upneeq®. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ™, SM, ® and © symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, trade names and copyrights.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other data generated by independent third parties, by third parties on our behalf and by us concerning market share, pricing and other industry information. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual results, events or circumstances may differ materially from results, events and circumstances reflected in this information. You are cautioned not to give undue weight to such information.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider in making your investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and related notes incorporated by reference in this prospectus supplement from our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2021, our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, our Quarterly Report on Form 10-Q for the three months ended June 30, 2021, and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in such documents and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Unless the context otherwise requires, we use the terms “Osmotica,” “Company,” “we,” “us,” “our” and similar designations in this prospectus supplement to refer to Osmotica Pharmaceuticals plc and, where appropriate, our subsidiaries.
Company Overview
We are a specialty pharmaceutical company focused on the commercialization and development of products that target markets with underserved patient populations. In July 2020, we received regulatory approval from the U.S. Food and Drug Administration, or FDA, for RVL-1201 (oxymetazoline hydrocholoride ophthalmic solution, 0.1%), or Upneeq, for the treatment of acquired blepharoptosis, or droopy eyelid, in adults. We launched Upneeq in September 2020 to a limited number of eye care professionals and expanded our commercialization efforts in 2021 among ophthalmology, optometry and oculoplastic specialties. We believe Upneeq is the first non-surgical treatment option approved by the FDA for acquired blepharoptosis.
Recent Developments
Divestiture
On June 25, 2021, Osmotica announced the entering into an agreement for the divestiture of its portfolio of branded and non-promoted products and its Marietta, Georgia manufacturing facility (the “Legacy Business”), to certain affiliates of Alora Pharmaceuticals, or Alora, for $111 million in cash upon closing, subject to customary post-closing adjustments, and up to $60 million in contingent milestone payments (the “Divestiture”). The Divestiture closed on August 27, 2021. Upon the closing of the Divestiture, Osmotica Pharmaceuticals retained the rights to Upneeq and arbaclofen extended release tablets, which is under development for the treatment of spasticity in multiple sclerosis. As a result, Osmotica Pharmaceuticals’ business is primarily focused on the commercialization and development of specialty pharmaceuticals in the ocular and medical aesthetics therapeutic areas.
With the divestiture of the Legacy Business, Osmotica’s commercial operations are conducted by its wholly-owned subsidiary, RVL Pharmaceuticals, Inc., and its subsidiary RVL Pharmacy, LLC, or RVL. RVL operates pharmacy operations dedicated to the processing and fulfillment of prescriptions for Upneeq.
In connection with the Divestiture, on June 24, 2021 Osmotica amended its Credit Agreement dated February 3, 2016 (as amended, supplemented or otherwise modified, the “Term Loan Agreement”) related to its Term Loan (the “Term Loan”) between Osmotica as borrower, certain other lenders and CIT Bank, N.A. acting as administrative agent (such amendment, the “Fifth Amendment to the Term Loan Agreement” and together with the Divestiture and related transactions, the “Transactions”). The Term Loan is secured by certain assets of Osmotica, excluding certain intangibles and foreign property. The Term Loan Agreement was amended to, among other things, release of liens on the Legacy Business and (i) reduce the outstanding term loan balance to $30.0 million upon the closing of the divestiture of the Legacy Business, (ii) terminate the revolving credit facilities, and (iii) shorten the maturity of the $30 million remaining term loans to November 21, 2021. Upon the closing of the Legacy Business the outstanding term loans were reduced by $186.1 million.
Athyrium Transaction
On October 1, 2021 (the “Effective Date”), the Company, Osmotica Pharmaceutical Corp. (the “Issuer”) and Osmotica Holdings US LLC (“Intermediate Holdings”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with, among others, Athyrium Opportunities IV Acquisition LP, as administrative agent, and Athyrium Opportunities IV Acquisition 2 LP (including its successors and assigns), as purchaser (the “Purchaser”). Subject to the satisfaction of certain conditions, the Note Purchase Agreement provides for the issuance of senior secured notes (the “Notes”) to Purchaser in an aggregate principal amount of up to $100 million in three separate tranches. Upon the satisfaction of certain funding conditions, the first tranche of Notes shall be issued in an aggregate principle amount equal to $55,000,000. At any time after the issuance of the first tranche Notes but prior to the first anniversary thereof, upon the satisfaction of certain conditions, including a minimum net product sales target for Upneeq over a specified period of time, the Company may request the issuance of second tranche Notes in an aggregate principal amount of up to $20,000,000. At any time after the issuance of the first tranche Notes but prior to the second anniversary thereof, the Company may request the issuance of third tranche Notes in an aggregate principal amount of up to $25,000,000, which shall be funded in the sole discretion of the Purchaser.
The net proceeds from the sale of the Notes are expected to be used to repay in full the Issuer’s remaining term loans, pay related fees and expenses in connection with the transactions contemplated by the Note Purchase Agreement and for general corporate purposes.
The Notes will be guaranteed on a senior secured basis by the Company and certain of its subsidiaries. The Notes and guarantees will be secured by substantially all of the assets of the Company and its U.S. subsidiaries, including a security interest in, substantially all of the tangible and intangible assets of the Issuer and each guarantor, including intellectual property rights and personal property consisting of inventory, related accounts, cash and deposit accounts, but excluding Excluded Property (as defined in the Note Purchase Agreement), which includes, but is not limited to, any fee owned real property of any credit party with a fair market value of less than $3 million, any leasehold interest of such credit party in real property and the proceeds of any issuance of qualified capital stock by the Company.
The Notes will bear interest at a rate of 9.0% plus adjusted three-month LIBOR, with a LIBOR floor of 1.50% and LIBOR cap of 3.00%, payable in cash quarterly arrears, and will mature five (5) years following the date of issuance of the first tranche of Notes.
The Notes may be voluntarily prepaid upon the satisfaction of certain conditions and with each such prepayment being accompanied by, as applicable, (1) a make-whole premium, (2) an exit fee of 2% of the principal amount of the Notes prepaid, (3) certain other fees, indemnities and expenses and (4) all accrued interest on the principal amount of the Notes being so prepaid. The exit fee described in (2) above is payable on the principal amount of all Notes prepaid or repaid, including upon the repayment of the Notes upon maturity.
Subject to certain exceptions and qualifications, the Note Purchase Agreement contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries, including the guarantors, to:
•
incur additional indebtedness or issue certain disqualified capital stock;

•
create liens;

•
transfer or sell assets;

•
make certain investments, loans, advances and acquisitions;

•
engage in consolidations, amalgamations or mergers, or sell, transfer or otherwise dispose of all or substantially all of their assets; and

•
enter into certain transactions with affiliates.

The Note Purchase Agreement also provides for events of default which, if any of them occurs and is continuing, would require or permit (x) the principal of, premium, if any, exit fee and accrued interest on the Notes to become or to be declared due and payable and (y) the termination of the commitments (if any) of each purchaser to purchase Notes.
As a condition to the issuance of the first tranche of the Notes pursuant to the Note Purchase Agreement, the Company shall have received at least $25,000,000 in cash proceeds from an issuance of its Qualified Capital Stock (as defined in the Note Purchase Agreement).
As a condition to the effectiveness of the Note Purchase Agreement, on October 1, 2021, the Company entered into a share subscription agreement with the Purchaser (the “Share Subscription Agreement”) for the issuance and sale of a number of the Company’s unregistered ordinary shares equal to $15,000,000 divided by the volume weighted average price per ordinary share of the Company in the sixty (60) days preceding the financing’s closing date to the Purchaser for a price of $0.01 per share (the “Athyrium Shares”) as set forth in the Share Subscription Agreement. The Share Subscription Agreement also provides the Purchaser with certain registration rights, provided that any registration statement shall not be declared effective during the period of 60 days after the date of this prospectus supplement.
2022 Outlook
On September 27, 2021, the Company issued the following disclosures regarding its 2022 outlook: “Osmotica is targeting to achieve positive net cash from operations in 2023. Osmotica believes that its 2022 operating expense will consist of $60 million to $75 million of sales and marketing expenses and approximately $20 million of general and administrative and research and development expenses. In addition, in 2022, Osmotica is targeting to activate 3,000 to 4,000 accounts in its Eye Care channel, with an average monthly patient panel of 200 and exit patient penetration of 5%, and 2,000 to 3,000 accounts in its Aesthetics channel, with an average monthly patient panel of 250 and exit patient penetration of 10%.”
The foregoing statements are Osmotica’s targets and goals and are forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of Osmotica and its management, and are based upon assumptions that the business is fully funded and there are no significant market disruptions, such as the COVID-19 pandemic. In addition, future decisions made by Osmotica are subject to change. Actual results will vary and those variations may be material. For a discussion of some of the important factors that could cause these variations, see the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, as well as the “Risk Factors” presented in the documents incorporated by reference herein. Osmotica cannot assure you that these goals will be achieved and Osmotica does not undertake any obligation to update or revise this outlook, whether as a result of new information, changes in expectations, future events or otherwise.
Corporate Information
Our principal executive offices are located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, and our registered office in Ireland is 25-28 North Wall Quay, Dublin 1, Ireland and our telephone number is (908) 809-1300. Our website address is www.osmotica.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement, and you should not rely on any such information in making the decision whether to purchase our securities.

THE OFFERING
Ordinary shares offered by us
14,000,000 shares.
Warrants offered by us
Warrants to purchase an aggregate of 14,000,000 ordinary shares. Each ordinary share is being sold together with a warrant to purchase one ordinary share. Each warrant has an exercise price of $3.10 per share, is immediately exercisable and will expire on the three and one-half year anniversary of the original issuance date. The ordinary shares and the accompanying warrants can only be purchased together in this offering but will be issued separately upon issuance. This offering also relates to the offering of the ordinary shares issuable upon exercise of the warrants. See “Description of Securities We Are Offering” on page S-14 of this prospectus supplement.
Option to purchase additional securities
We have granted the underwriter an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional 2,100,000 ordinary shares and/or warrants to purchase an additional 2,100,000 ordinary shares at the public offering price less the underwriting discounts and commissions.
Ordinary shares to be outstanding immediately after this offering
77,127,288 shares (79,227,288 shares if the underwriter's option to purchase additional shares and/or warrants is exercised in full), assuming no exercise of any warrants issued in this offering.
Use of proceeds
We estimate that the net proceeds to us from the sale of shares and warrants that we are selling in this offering, after deducting estimated offering expenses payable by us, will be approximately $32.1 million, or $37.1 million if the underwriter exercises its option to purchase additional shares and/or warrants in full.
We intend to use the net proceeds from this offering to repay all or a portion of the $30.0 million outstanding under the Term Loan, along with related fees and expenses, with any remainder used for general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement for a more complete description.
Principal shareholders
Investment funds affiliated with Avista Capital Partners, or Avista, and affiliates of Altchem Limited, or Altchem, hold a controlling interest in us. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the Nasdaq Stock Market.
Risk factors
You should read the “Risk Factors” section beginning on page S-6 of this prospectus supplement, and the accompanying prospectus, and in the documents incorporated by reference herein for a discussion of certain of the factors to consider carefully before deciding to purchase any of our securities.
Nasdaq Global Select Market Symbol
“OSMT”

The number of ordinary shares to be outstanding upon completion of this offering is based on 63,127,288 shares outstanding as of September 30, 2021, and excludes the following:
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2,724,298 ordinary shares issuable upon the exercise of outstanding stock options issued under the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan, as of September 30, 2021, with a weighted-average exercise price of $14.95 per ordinary share;

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29,450 ordinary shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $7.00 per ordinary share and 1,456,910 ordinary shares issuable upon vesting of outstanding restricted stock units, in each case as of September 30, 2021 and issuable under the Amended and Restated Osmotica Pharmaceuticals plc 2018 Incentive Plan;

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6,742,860 additional ordinary shares reserved for future issuance under the Osmotica Pharmaceuticals plc 2018 Incentive Plan and 1,421,663 ordinary shares reserved for issuance under the Osmotica Pharmaceuticals plc Employee Share Purchase Plan, in each case as of September 30, 2021;

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the Athyrium Shares; and

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14,000,000 additional ordinary shares reserved for issuance upon exercise of the warrants offered hereby (or 16,100,000 additional ordinary shares if the underwriter exercises its option to purchase additional securities in full).

Unless otherwise indicated, all information in this prospectus assumes (i) no exercise of the outstanding options described above; (ii) no exercise by the underwriter of its option to purchase up to an additional 2,100,000 ordinary shares and/or warrants from us in this offering; and (iii) no exercise of the warrants offered and sold in this offering.

RISK FACTORS
This offering and investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including the risk factors and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in our securities. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, prospects, operating results or financial condition. In any such a case, the trading price of our ordinary shares could decline and you could lose all or part of your investment.
Risks Related to this Offering
If you participate in this offering, you will suffer immediate and substantial dilution in the book value of your shares.
We expect that our ordinary shares and warrants will be offered at a price that is substantially higher than the pro forma as adjusted net tangible book deficit per ordinary share. Therefore, if you purchase our ordinary shares and warrants in this offering, you will pay a price per share that substantially exceeds our as pro forma as adjusted net tangible book deficit per share after this offering.
You will experience immediate dilution of $2.26 per share, representing the difference between our pro forma as adjusted net tangible book deficit per share after giving effect to this offering and the public offering price. See “Dilution” on page S-13 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you participate in this offering.
There is no public market for the warrants being offered in this offering.
There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Global Select Market. Without an active market, the liquidity of these warrants will be limited.
Holders of warrants purchased in this offering will have no rights as ordinary shareholders until such holders exercise their warrants and acquire our ordinary shares.
Until holders of the warrants acquire ordinary shares upon exercise of such warrants, the holders will have no rights with respect to the ordinary shares underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the exercise.
The warrants being offered may not have value.
The warrants being offered by us in this offering have an exercise price of $3.10 per share, subject to certain adjustments, and expire three and one-half years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In the event that the market price of our ordinary shares does not exceed the exercise price of the warrants during the period when they are exercisable, the warrants may not have any value.
A significant portion of our total outstanding ordinary shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our ordinary shares to drop significantly, even if our business is doing well.
Sales of a substantial number of our ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares. After this offering, we will have 77,127,288 ordinary shares outstanding (or 79,227,288 ordinary shares if the underwriter exercises its option to purchase additional shares in full) based on the number of ordinary shares outstanding as of September 30, 2021 (excluding the issuance of the Athyrium Shares). This includes shares that we are selling in this offering, which may be resold in the public market immediately, and assumes no exercises of outstanding options.
In connection with this offering, our executive officers and directors, Avista and Altchem have agreed with the underwriter in this offering that for 60 days after the date of this prospectus supplement, subject to certain exceptions, we and they will not, directly or indirectly, dispose of any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares.
We will have broad discretion in the use of the net proceeds to us from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
We will have broad discretion in the application of the net proceeds to us from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You may not agree with our decisions, and our management may not apply the net proceeds to us from this offering in ways that ultimately increase the value of your investment. We expect to use the net proceeds to us from this offering in the manner described in the “Use of Proceeds” section of this prospectus supplement. Our failure to apply these net proceeds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary shares to decline and negatively impact the development and commercialization of our product candidates. Pending their use, we intend to invest the net proceeds to us from this offering in short- and intermediate-term, interest bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our shareholders.
We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which would cause our stock price to decline.
We have provided and may continue to provide guidance about our business, future operating results and other business metrics. In developing this guidance, our management must make certain assumptions and judgments about our future performance. Some of those key assumptions relate to the impact of the COVID-19 pandemic, the anticipated contributions of Upneeq and the associated economic uncertainty on our business and the timing and scope of economic recovery globally, which are inherently difficult to predict. This guidance, which consists of forward-looking statements, is qualified by, and subject to, such assumptions, estimates and expectations as of the date hereof, and the other information contained in or referred to in the factors described under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and our current and periodic reports filed with the SEC. While presented with numerical specificity, this guidance is necessarily speculative in nature, and is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. It can be expected that some or all of the assumptions, estimates and expectations of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what our management believes is realizable as of the date of release of such guidance. Furthermore, analysts and investors may develop and publish their own projections of our business, which may form a consensus about its future performance. Our business results may vary significantly from such guidance or that consensus due to a number of factors, many of which are outside of its control, including due to the global economic uncertainty and financial market conditions caused by the COVID-19 pandemic, and which could adversely affect its operations and operating results. There are no comparable recent events that provide guidance as to the probable effect of the COVID-19 pandemic, and, as a result, the ultimate impact of the COVID-19 outbreak is highly uncertain and subject to change. We are relying on the reports and models of economic and medical experts in making assumptions relating to the duration of this crisis and predictions as to timing and pace of any future economic recovery. If these models are incorrect or incomplete, or if we fail to accurately predict the full impact that the COVID-19 pandemic will have on all aspects of our business, the guidance and other forward-looking statements we provide as of this date may also be incorrect or incomplete. Furthermore, if we make downward revisions of our previously announced guidance, or if our publicly announced guidance of future operating results fails to meet expectations of securities analysts, investors or other interested parties, the price of our ordinary shares would decline.
If we are a passive foreign investment company, U.S. investors in our ordinary shares and warrants could be subject to adverse U.S. federal income tax consequences.
The rules governing passive foreign investment companies, or PFICs, can have adverse effects for U.S. federal income tax purposes. We would be classified as a PFIC for any taxable year in which either: (i) at least 75% of our gross income is classified as “passive income” for purposes of the PFIC rules, or (ii) at least 50% of the fair market value of our assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of “passive income.” For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation we own, directly or indirectly, 25% or more (by value) of its stock.
We do not believe that we were a PFIC for the 2020 taxable year, and, based upon our current and projected income and assets, and projections as to the value of our assets, we do not anticipate becoming a PFIC for the 2021 taxable year. However, no assurance can be given in this regard because the determination of whether we are a PFIC is made annually after the end of such taxable year and depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets, and the composition of our income) that are subject to change and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. In addition, the value of our assets for purposes of the asset test, including the value of our goodwill, may be determined by reference to the market price of our ordinary shares from time to time. Furthermore, the composition of our income and assets may also be affected by how quickly we spend any cash that is raised in any financing transaction, including this offering and any cash received in the Divestiture and related transactions. If our ordinary shares are not treated as “publicly traded” within the meaning of applicable U.S. Treasury Regulations, our risk of becoming classified as a PFIC may increase. In light of the foregoing, no assurance can be provided that we are not a PFIC for the current taxable year or that we will not become a PFIC for any future taxable year.
If we are a PFIC, U.S. holders of our ordinary shares or, under proposed U.S. Treasury regulations, warrants, would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. If we are classified as a PFIC in any taxable year with respect to which a U.S. holder owns our ordinary shares or warrants (as applicable), the U.S. Holder could be liable for additional taxes and interest charges upon certain distributions by us and on any gain recognized on a sale, exchange or other disposition, including a pledge, of our ordinary shares or warrants (as applicable), whether or not we continue to be a PFIC. In addition, certain annual tax reporting would be required.
Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ordinary shares and warrants.
We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.
Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. The size and complexity of our information technology systems, and those of our third-party vendors with whom we contract, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors, from attacks by malicious third parties. Such attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives (including, but not limited to, industrial espionage) and expertise, including organized criminal groups, “hacktivists,” nation states and others. As a global pharmaceutical company, our systems are subject to frequent attacks. For example, we were recently subject to an attack involving the Conti ransomware strain. We were able to restore our systems, but we are still investigating the data that may have been accessed by the attacker. Due to the nature of some of the attacks and potential attacks on our systems, there is a risk that such attacks may remain undetected for a period of time. Service interruptions could also result from intentional or accidental physical damage to our systems infrastructure maintained by us or by third parties. Maintaining the secrecy of this confidential, proprietary, or trade secret information is important to our competitive business position. While we have taken steps to protect such information and invested in information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination, or misuse of critical or sensitive information. A breach of our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information, or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other reason, could enable others to produce competing products, use our proprietary technology or information, or adversely affect our business or financial condition. Further, any such interruption, security breach, loss or disclosure of confidential information, could result in financial, legal, business, and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations or cash flow.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “plan,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs. Examples of forward-looking statements include, among others, statements we make regarding: our intentions, beliefs or current expectations concerning, among other things, future operations; future financial performance, trends and events, particularly relating to sales of current products and the development, approval and introduction of new products; FDA and other regulatory applications, approvals and actions; the continuation of historical trends; our ability to manage costs and service our debt; our determination regarding our status as a PFIC, and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs.
We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:
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our ability to continue our operations requires that we raise additional capital and our operations could be curtailed if we are unable to obtain additional funding as or when needed;

•
if we are unable to successfully develop or commercialize new products, or do so on a timely or cost effective basis, or to extend life cycles of our existing product, our operating results will suffer;

•
due to our dependence on Upneeq, our business would be materially adversely affected if this product does not perform as well as expected;

•
failures of or delays in clinical trials could result in increased costs to us and could prevent or delay our ability to obtain regulatory approval and commence sales of new products;

•
we are, and will continue to be in the future, a party to legal proceedings that could result in adverse outcomes;

•
our substantial debt could adversely affect our liquidity and our ability to raise additional capital to fund operations and could limit our ability to pursue our growth strategy or react to changes in the economy or our industry;

•
we may face competition from both brand and generic companies, or compounding pharmacies, which could significantly limit our growth and materially adversely affect our financial results;

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a business interruption at our pharmacy or at facilities operated by third parties that we rely on could have a material adverse effect on our business;

•
if we are unable to develop or maintain our sales capabilities, we may not be able to effectively market or sell Upneeq or any other products we may develop;

•
our competitors and other third parties may allege that we are infringing their intellectual property, forcing us to expend substantial resources in resulting litigation, and any unfavorable outcome of such litigation could have a material adverse effect on our business;

•
our profitability may depend on coverage and reimbursement by governmental authorities and other third-party payors and healthcare reform and other future legislation creates uncertainty and may lead to reductions in coverage or reimbursement levels;

•
we are subject to extensive governmental regulation and we face significant uncertainties and potentially significant costs associated with our efforts to comply with applicable regulations;

•
our product or product candidates may cause undesirable side effects or have other adverse properties that could delay or prevent their regulatory approval or limit the scope of any approved package insert or market acceptance, or result in significant negative consequences following marketing approval;

•
manufacturing or quality control problems may damage our reputation, require costly remedial activities or otherwise negatively impact our business;

•
we may in the future become subject to rules applicable to PFICs;

•
our business may be adversely affected by the continuing coronavirus pandemic; and

•
other factors that are described in the “Risk Factors” section of this prospectus supplement and in our Current Report on Form 8-K filed on September 8, 2021.

The forward-looking statements included in this prospectus supplement are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS
We estimate that the net proceeds from our issuance and sale of ordinary shares and warrants in this offering will be approximately $32.1 million, or approximately $37.1 million if the underwriter exercises its option to purchase additional shares and/or warrants in full, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates exclude the proceeds, if any, from the exercise of the warrants sold in this offering.
We intend to use the net proceeds from this offering to repay all or a portion of the $30.0 million outstanding under the Term Loan, along with related fees and expenses, with any remainder used for general corporate purposes. The interest rate on the Term Loan is 4.75% for the Company’s Term A Loan and 5.25% for the Term B Loan. The Term Loan matures on November 21, 2021.

DILUTION
If you invest in our ordinary shares and warrants in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per ordinary share and warrant and the as-adjusted pro forma net tangible book value per ordinary share of our ordinary shares immediately after giving effect to this offering.
Our pro forma net tangible book value as of June 30, 2021 was approximately $(11.4) million, or $(0.18) per ordinary share. Pro forma net tangible book value per ordinary share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of ordinary shares outstanding. After giving effect to the issuance of the Athyrium Shares, the issuance and sale of ordinary shares and accompanying warrants to purchase ordinary shares in this offering by us at a public offering price of $2.50 per share and accompanying warrant, and after deducting offering commissions and estimated offering expenses payable by us, our as-adjusted pro forma net tangible book value as of June 30, 2021 would have been approximately $19.7 million, or $0.24 per ordinary share. This represents an immediate increase in the pro forma net tangible book value of $0.42 per ordinary share to our existing shareholders and an immediate and substantial dilution in pro forma net tangible book value of $2.26 per ordinary share to new investors. The following table illustrates this hypothetical per ordinary share dilution:
Public offering price per ordinary share and accompanying warrant in this offering	$2.50
Pro forma net tangible book value per ordinary share as of June 30, 2021	$(0.18)
Increase per ordinary share as of June 30, 2021 attributable to new investors	$0.42
As-adjusted pro forma net tangible book value per ordinary share after this offering		$0.24
Dilution per ordinary share to investors participating in this offering		$2.26
If the underwriter exercises its option to purchase additional shares and/or warrants from us in full the as adjusted pro forma net tangible book value would increase to $0.29 per share, representing an immediate increase in as adjusted pro forma net tangible book value to existing shareholders of $0.05 per share, and immediate dilution of $2.21 per share to investors participating in this offering.
The number of our ordinary shares reflected in the discussion above is based on 62,848,062 ordinary shares outstanding as of June 30, 2021, and the issuance of an estimated 6,092,112 Athyrium Shares, and excludes:
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2,784,266 ordinary shares issuable upon the exercise of outstanding stock options issued under the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan, as of June 30, 2021, with a weighted-average exercise price of $14.95 per ordinary share;

•
70,850 ordinary shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $7.00 per ordinary share and 2,670,168 ordinary shares issuable upon vesting of outstanding restricted stock units, in each case as of June 30, 2021 and issuable under the Amended and Restated Osmotica Pharmaceuticals plc 2018 Incentive Plan; and

•
5,632,081 additional ordinary shares reserved for future issuance under the Osmotica Pharmaceuticals plc 2018 Incentive Plan and 1,421,663 ordinary shares reserved for issuance under the Osmotica Pharmaceuticals plc Employee Share Purchase Plan, in each case as of June 30, 2021.

•
14,000,000 additional ordinary shares reserved for issuance upon exercise of the warrants offered hereby (or 16,100,000 additional ordinary shares if the underwriter exercises its option to purchase additional securities in full).

DESCRIPTION OF SECURITIES WE ARE OFFERING
Ordinary Shares
We are offering ordinary shares in this offering, including the ordinary shares issuable upon exercise of the warrants. See “Description of Share Capital” in our prospectus for more information regarding our ordinary shares.
Warrants
The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.
Warrants will be issued in certificated form only.
Duration and Exercise Price
Each warrant offered hereby has an initial exercise price per share equal to $3.10. The warrants are immediately exercisable and will expire on the three and one-half year anniversary of the original issuance date. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ordinary and the exercise price.
Exercisability
The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ordinary shares purchased upon such exercise. No fractional ordinary shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round down to the next whole share.
Fundamental Transaction
In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ordinary shares, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our ordinary shares in connection with the fundamental transaction, whether that consideration is in the form of cash, shares or any combination of cash and shares, or whether the holders of our ordinary shares are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability
Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. We do not intend to list the warrants on the Nasdaq Global Select Market or any securities exchange or nationally recognized trading system.
Right as a Shareholder
Except as otherwise provided in the warrants or by virtue of such holder’s ownership of ordinary shares, the holders of the warrants do not have the rights or privileges of holders of our ordinary shares, including any voting rights, until they exercise their warrants.

MATERIAL TAX CONSIDERATIONS
Material U.S. Federal Income Tax Considerations
The following is a description of material U.S. federal income tax considerations of the acquisition, ownership and disposition of ordinary shares and warrants acquired pursuant to this offering by a U.S. Holder, as defined below. This description only applies to ordinary shares and warrants held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment) and does not address, except as explicitly set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:
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banks or other financial institutions;

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insurance companies;

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real estate investment trusts;

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regulated investment companies;

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grantor trusts;

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tax-exempt organizations;

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persons that will own ordinary shares through partnerships (including any entities or arrangements classified as partnerships) or other pass-through entities, in each case, for U.S. federal income tax purposes;

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brokers, dealers or other traders in securities or currencies;

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U.S. Holders that have a functional currency other than the U.S. dollar;

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certain former citizens and former long-term residents of the United States;

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U.S. Holders that use a mark-to-market method of accounting;

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U.S. Holders that will hold ordinary shares as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or

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direct, indirect or constructive owners of 10% or more of our total combined voting power or 10% or more of the total value of our ordinary shares.

Moreover, this description does not address the 3.8% Medicare contribution tax on net investment income, the U.S. federal estate and gift tax, the alternative minimum tax or any state, local or non-U.S. consequences of the acquisition, ownership and disposition of ordinary shares. We have not received nor do we expect to seek a ruling from the Internal Revenue Service, or IRS, regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Each prospective investor should consult its own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of ordinary shares.
This description is based on the Code, U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, each as available and in effect on the date hereof, all of which are subject to change or differing interpretations, possibly with retroactive effect, which could affect the tax considerations described herein.
For purposes of this description, a U.S. Holder is a beneficial owner of ordinary shares and warrants who for U.S. federal income tax purposes is:
•
a citizen or individual resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (ii) (a) if a court within the United States can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of the substantial decisions of that trust.

This summary does not address the U.S. federal income tax considerations with respect to non-U.S. Holders arising from the ownership, disposition or exchange of ordinary shares or warrants. A “non-U.S. Holder” is (i) a beneficial owner of ordinary shares or warrants that is not a U.S. Holder or (ii) an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares or warrants, the tax treatment of such partnership and a partner in such partnership generally will depend on the status of the partner and the activities of such partnership. Such partner or partnership should consult its own tax advisors as to the U.S. federal income tax consequences of acquiring, owning and disposing of the ordinary shares and warrants.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEIR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.
Allocation of Purchase Price
For U.S. federal income tax purposes, each U.S. Holder agrees to allocate the purchase price paid by such U.S. Holder as between one ordinary share and one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and each warrant should constitute the U.S. Holder’s initial tax basis in such share or warrant. A U.S. Holder’s purchase price allocation are not binding on the IRS or the courts.
Distributions on ordinary shares
If we were to pay any distributions on our ordinary shares, subject to the considerations in “— Passive foreign investment company considerations,” discussed below, such distributions generally would be taxable to a U.S. Holder, and would generally not be eligible for the dividends received deduction allowed in certain circumstances in respect of dividends from a U.S. corporation and certain other corporations. Dividend income generally is taxed as ordinary income. Dividend income may be treated as “qualified dividend income” and subject to tax at a lower capital gains rate with respect to U.S. Holders that are individuals (or certain trusts and estates) if we and our ordinary shares meet certain requirements discussed below. U.S. Holders should consult their own tax advisors regarding the availability of preferential rates and the dividend received deduction on dividends (if any) in light of their particular circumstances.
Distributions, if any, in excess of our current or accumulated earnings and profits would be treated as a non-taxable return of capital to the extent of a U.S. Holder’s adjusted basis in its ordinary shares and thereafter as capital gain (which rate will depend on the holding period of a U.S. Holder). However, we have not maintained calculations of our earnings and profits (including all of our subsidiaries earnings and profits) in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution paid with respect to ordinary shares would constitute ordinary dividend income.
Dividends, if any, paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be considered “qualified dividend income” and thus subject to lower capital gains rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation (other than a “passive foreign investment company” as defined in Section 1297 of the Code (a “PFIC”) or a “surrogate foreign corporation” as defined under Section 7874 of the Code) if (i) its ordinary shares are readily tradable on an established securities market in the United States or (ii) it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury Department has determined is satisfactory for these purposes. Our ordinary shares are expected to be readily tradable on an established securities market, the Nasdaq Global Select Market. There can be no assurances, however, that our ordinary shares will be considered readily tradable on an established securities market in the United States in later years. U.S. Holders should consult their own tax advisors regarding the availability of the reduced “qualified dividend income” rate in light of their particular circumstances.
Under current Irish law, dividends paid by an Irish corporation to a U.S. Holder may be subject to Irish dividend withholding tax unless an exemption applies. A U.S. Holder generally may claim the amount of Irish taxes withheld as a deduction from gross income or may be entitled, subject to certain limitations, to a credit against its U.S. federal income tax liability for Irish taxes withheld from dividends. For foreign tax credit limitation purposes, distributions paid on ordinary shares that are treated as dividends from a non-U.S. corporation generally will be income from sources outside the United States and generally will constitute passive category income. However, if we are a “United States-owned foreign corporation” and 10% or more of our earnings and profits are attributable to sources within the United States, solely for foreign tax credit purposes, a portion of the dividends paid on ordinary shares allocable to our United States source earnings and profits may be re-characterized as United States source, and, as such, the ability of U.S. Holders to claim a foreign tax credit for any Irish withholding taxes payable in respect of the dividends may be limited. Application of the U.S. foreign tax credit rules are complex. U.S. Holders should consult their own tax advisors concerning the foreign tax credit rules in light of their particular circumstances. See “— Material Irish Tax Considerations — Withholding Tax on Dividends.”
U.S. Holders should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received.
Sale, exchange, or other taxable disposition of ordinary shares or warrants
Subject to the considerations in “— Passive foreign investment company considerations,” discussed below, upon the sale, exchange, or other taxable disposition of our ordinary shares or warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the U.S. Holder’s adjusted tax basis in its ordinary shares or warrants, respectively. Subject to the considerations in “— Passive foreign investment company considerations,” discussed below, assuming we are not a PFIC and have never been treated as a PFIC during a U.S. Holder’s holding period for our ordinary shares, such gain or loss generally will be treated as long-term capital gain or loss if a U.S. Holder’s holding period in such ordinary shares exceeds one year at the time of such sale, exchange, or other disposition. Long-term capital gains may be taxed at lower rates than ordinary income for certain non-corporate taxpayers. The deductibility of capital losses is subject to significant limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. A U.S. Holder’s initial tax basis in the ordinary shares and warrants will generally equal the cost of such ordinary shares and warrants, however the allocation an investor makes with respect to the purchase price between the ordinary shares and the warrants could be challenged by the IRS or courts. Prospective investors should consult their own tax advisors regarding the U.S. federal income tax treatment of capital gains and capital losses including the availability of the U.S. foreign tax credit based on their particular circumstances.
Exercise or lapse of a warrant
A U.S. Holder generally will not recognize gain or loss upon the acquisition of ordinary shares on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in an ordinary share received upon exercise of a warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to its tax basis in the warrant.

Constructive Distributions
The exercise price of the warrants will be adjusted in certain circumstances, as described in the sections titled “Description of Securities we are Offering — Duration and Exercise price” herein. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. Holder of warrants. Adjustments to the exercise price made pursuant to a bona fide, reasonable anti-dilution formula that has the effect of preventing the dilution of the interests of the beneficial owners of the warrants, however, generally will not be considered to result in a deemed distribution. Certain of the possible exercise price adjustments provided in the warrants (including, without limitation, adjustments in respect of taxable dividends to holders of ordinary shares) may not qualify as being pursuant to a bona fide, reasonable anti-dilution formula. If such adjustments are made, a U.S. Holder will be deemed to have received a distribution even though no cash or property has been received as a result of such adjustments. In addition, an adjustment to the exercise price in connection with a fundamental change may be treated as a deemed distribution. Any deemed distributions will be treated as a taxable dividend, return of capital, or capital gain in accordance with the rules under the Code governing corporate distributions as summarized in the subsection above titled “— Distributions on Ordinary Shares.” U.S. Holders should consult with their own tax advisors as to whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the reduced rates of U.S. federal income tax applicable in respect of certain dividends described below. Because a constructive dividend deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), such backup withholding may be withheld from or set off against payments of cash and ordinary shares on the warrants (or, in certain circumstances, against payments on the ordinary shares) or sales proceeds payable to or other funds or assets of the U.S. Holder. We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of warrants not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock without the adjustment; (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the warrant and the date of the actual distribution of cash or property that results in the deemed distribution; (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set off its withholding obligations in some circumstances any payments on ordinary shares or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of warrants (including holders of warrants that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but beneficial owners of warrants and withholding agents may rely on them prior to that date under certain circumstances.
Passive foreign investment company considerations
Status as a PFIC
The rules governing PFICs can have adverse tax effects on U.S. Holders. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either:
(i)
at least 75% or more of our gross income consists of certain types of “passive income,” or

(ii)
the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is at least 50% or more of the value of all of our assets.

Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from the disposition of assets that produce passive income. If we own at least 25% by value of the stock of another corporation, we will be treated for purposes of the PFIC tests as owning our proportionate share of the assets of the other corporation and as receiving directly our proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns our ordinary shares or warrants, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.
We do not believe that we were a PFIC in the 2020 taxable year and, based upon our current and projected income and assets, and projections as to the value of our assets, we do not anticipate becoming a PFIC for the 2021 taxable year. Notwithstanding the foregoing, no assurance can be given in this regard because the determination of whether we are a PFIC is made annually after the end of such taxable year and depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets and the composition of our income) that are subject to change and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. In addition, the value of our assets for purposes of the asset test, including the value of our goodwill, may be determined by reference to the market price of our ordinary shares. Furthermore, the composition of our income and assets may also be affected by how quickly we spend any cash that is raised in any financing transaction, including this offering and any cash received in the Divestiture and related transactions. If our ordinary shares are not treated as “publicly traded” within the meaning of applicable U.S. Treasury Regulations, our risk of becoming classified as a PFIC may increase. Accordingly, it is possible that our PFIC status may change from year to year.
Additionally, recently finalized U.S. Treasury Regulations and newly proposed U.S. Treasury Regulations addressing, among other things, the determination of certain types of “passive income” and “passive assets” for certain types of entities for purposes of the PFIC test described above and the clarification of certain PFIC attribution rules and “look-through” rules to certain types of entities could affect our status as a PFIC. The newly proposed U.S. Treasury Regulations have not been finalized and the application and interpretation of these newly proposed U.S. Treasury Regulations and the recently finalized U.S. Treasury Regulations are unclear and could be subject to potential amendments and technical corrections once finalized, any of which could affect our status as a PFIC.
In light of the foregoing, no assurance can be provided that we are not a PFIC for the current taxable year or that we will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding our potential PFIC status.
U.S. federal income tax treatment of a shareholder of a PFIC
If we are classified as a PFIC for any taxable year during the holding period of a U.S. Holder with respect to our ordinary shares or warrants, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its ordinary shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for its ordinary shares or warrants) and (ii) any gain realized on the sale or other disposition, which may include a pledge, of its ordinary shares or warrants.
Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year.
If we are classified as a PFIC, a U.S. Holder will generally be treated as owning a proportionate amount (by value) of stock or shares owned by us in any direct or indirect non-U.S. subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such non-U.S. subsidiaries. You are urged to consult your tax advisors about the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s ordinary shares on the last day of our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election would then cease to be treated as owning stock in a PFIC by reason of ownership of our ordinary shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.
PFIC “mark-to-market” election
In certain circumstances and if we are classified as a PFIC, a U.S. Holder can avoid or mitigate certain of the adverse rules described above by making a mark-to-market election with respect to its ordinary shares, provided that the ordinary shares are “marketable.” Our ordinary shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury Regulations. The Nasdaq Global Select Market is a “qualified exchange.” No assurances can be given regarding whether our ordinary shares will qualify, or will continue to qualify, as “regularly traded” for these purposes. U.S. Holders should consult your own tax advisor with respect to such rules.
If a mark-to-market election with respect to our ordinary shares is available, a U.S. Holder that makes such an election must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s ordinary shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in its ordinary shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its ordinary shares over the fair market value of its ordinary shares at the close of the taxable year, but this deduction is allowable only to the extent of any net amount of previously included income from prior taxable years as a result of the mark-to-market election. A U.S. Holder that makes a mark-to-market election generally will be required to adjust such U.S. Holder’s tax basis in its ordinary shares to reflect the amount included in gross income or allowed as a loss deduction because of such mark-to-market election. Gains from an actual sale or other disposition of ordinary shares in a year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of ordinary shares will be treated as ordinary losses to the extent of any net amount of previously included income from prior taxable years as a result of the mark-to market election.
If we are classified as a PFIC for any taxable year in which a U.S. Holder owns (or is deemed to own) ordinary shares but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. A mark-to-market election cannot be revoked without the consent of the IRS unless the ordinary shares cease to be marketable, in which case the election is automatically terminated.
A mark-to-market election is not permitted for the shares of any of our non-U.S. subsidiaries that are also classified as PFICs. Currently, a mark-to-market election may not be made with respect to the warrants. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.
PFIC “QEF” election
In some cases, a shareholder of a PFIC can avoid the interest charge on any excess distributions or gain realized from the sale or other disposition of shares of a PFIC and the other adverse PFIC consequences described above by obtaining certain information from the PFIC and by making a timely QEF election to be taxed currently as ordinary income on its pro rata share of the PFIC’s undistributed net capital gains and other earnings and profits. We do not, however, expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election with respect to our ordinary shares if we are classified as a PFIC. It is not entirely clear how various aspects of the PFIC rules apply to the warrants, including in situations where a holder of a warrant makes a QEF election with respect to shares, however, a U.S. Holder may not be permitted to make a QEF election with respect to warrants. Prospective investors should consult their own tax advisors regarding the availability of a QEF election, if contrary to the Company’s expectations, the Company provides information that would permit a QEF election to be made with respect to the ordinary shares.

PFIC information reporting requirements
If we are a PFIC in any taxable year, a U.S. Holder of ordinary shares or warrants (i) in such year will be required to file an annual information return regarding distributions received on such ordinary shares and any gain realized on the disposition of such ordinary shares or warrants and (ii) will generally be required to file an annual information return with the IRS relating to their ownership of ordinary shares and warrants. This filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect) and will apply whether or not a U.S. Holder makes any of the elections discussed above.
NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.
U.S. backup withholding tax and information reporting
Backup withholding and information reporting requirements may apply to distributions on ordinary shares, and to proceeds from the sale, exchange, redemption, or disposition of ordinary shares and warrants hat are held by U.S. Holders. The payor will be required to backup withhold tax on payments made within the United States, or by a U.S. payor or certain U.S. intermediaries (and certain subsidiaries thereof), on an ordinary share or warrant to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. In order to establish an exemption from the backup withholding requirements, the U.S. Holder may be required to provide a certification of their exempt status on a duly executed IRS Form W-9.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS and furnishing any required information in a timely manner.
Prospective investors should consult their own tax advisors with respect to such rules and other tax information reporting requirements that may be applicable to them based on their particular circumstances.
THE ABOVE DISCUSSION DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR U.S. HOLDER. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF YOUR ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES AND WARRANTS.
Material Irish Tax Considerations
Scope of Discussion
The following is a summary of the material Irish tax considerations for certain beneficial owners of our shares and warrants. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and correspondence with the Irish Revenue Commissioners. Changes in law or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.
The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of our shares and warrants should consult their own tax advisors about the Irish tax considerations (and tax considerations under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of our shares and warrants. The summary applies only to shareholders and holders of warrants who will own our shares and warrants as capital assets and does not apply to other categories of shareholders or holders of warrants, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders or holders of warrants who have, or who are deemed to have, acquired our shares or warrants by virtue of an Irish office or employment (performed or carried on in Ireland).

Tax on Chargeable Gains
The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.
A disposal of our shares or warrants by a shareholder or holder of warrants who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such shares or warrants are used, held or acquired for the purposes of a trade or business carried on by such shareholder or holder of warrants through a branch or agency in Ireland.
A holder of our shares or warrants who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal during the period in which such individual is non-resident.
Stamp Duty
The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee.
Irish stamp duty may, depending on the manner in which our shares are held, be payable in respect of transfers of our shares.
The rate of stamp duty on the grant or transfer of a warrant is 1% of the price paid or the market value of the warrant, whichever is greater, and is payable by the recipient or transferee of the warrant, as applicable.
Shares held through DTC
It is expected that a transfer of our shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. On the basis that most of our shares are expected to be held through DTC, it is anticipated that most transfers of shares will be exempt from Irish stamp duty.
Shares held outside of DTC or transferred into or out of DTC
A transfer of our shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:
•
there is no change in the beneficial ownership of such shares as a result of the transfer; and

•
the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares by a beneficial owner to a third party.

Withholding Tax on Dividends
To the extent that we make dividend payments (or other returns to shareholders that are treated as “distributions” for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, or DWT, currently at a rate of 25%.
For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional shares taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.

LIST OF RELEVANT TERRITORIES FOR THE PURPOSES OF
IRISH DIVIDEND WITHHOLDING TAX (AS OF JULY 10, 2020)
Albania	Finland	Malaysia	Slovenia
Armenia	France	Malta	South Africa
Australia	Georgia	Mexico	Spain
Austria	Germany	Moldova	Sweden
Bahrain	Ghana	Montenegro	Switzerland
Belarus	Greece	Morocco	Thailand
Belgium	Hong Kong	Netherlands	The Republic Of Turkey
Bosnia & Herzegovina	Hungary	New Zealand	Ukraine
Botswana	Iceland	Norway	United Arab Emirates
Bulgaria	India	Pakistan	United Kingdom
Canada	Israel	Panama	United States
Chile	Italy	Poland	Uzbekistan
China	Japan	Portugal	Vietnam
Croatia	Kazakhstan	Qatar	Zambia
Cyprus	Korea	Romania
Czech Republic	Kuwait	Russia
Denmark	Latvia	Saudi Arabia
Egypt	Lithuania	Serbia
Estonia	Luxembourg	Singapore
Ethiopia	Macedonia	Slovak Republic
General Exemptions
The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.
Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:
•
a person (not being a company) resident for tax purposes in a Relevant Territory (including the U.S.) and is neither resident nor ordinarily resident in Ireland (for a list of Relevant Territories for DWT purposes, as of July 10, 2020, see above);

•
a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•
a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•
a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•
a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above, we have received from the shareholder, where required, the relevant Irish Revenue Commissioners DWT form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.
Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.
Income Tax on Dividends Paid on Our Shares
Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on our dividends. An exception to this position may apply where such shareholder holds our shares through a branch or agency in Ireland through which a trade is carried on.
A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our shares through a branch or agency in Ireland through which a trade is carried on.
Capital Acquisitions Tax
Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of our shares or warrants irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our shares or warrants are regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.
CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children have a tax-free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders and holders of warrants should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.
There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.
THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER OR HOLDER OF WARRANTS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER OR HOLDER OF WARRANTS.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated October 6, 2021, between us and H.C. Wainwright & Co., LLC, as underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 14,000,000 ordinary shares and 14,000,000 warrants to purchase ordinary shares.
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the ordinary shares and accompanying warrants sold under the underwriting agreement if any of these shares and accompanying warrants are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the ordinary shares and the accompanying warrants subject to its acceptance of the ordinary shares and accompanying warrants from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriter may offer the ordinary shares and the accompanying warrants from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on Nasdaq Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the ordinary shares offered hereby, the underwriter may be deemed to have received compensation in the form of an underwriting discount. The underwriter may effect such transactions by selling ordinary shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter or purchasers of our ordinary shares for whom they may act as agents or to whom they may sell as principal. Any shares and accompanying warrants sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.1125 per share and accompanying warrant.
The following table shows the public offering price per ordinary share and accompanying warrant, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares and/or warrants (but without giving effect to any exercise of such additional warrants issuable upon exercise of the underwriter’s option).
	Per Share and Accompanying Warrant	Total Without Option	Total With Option
Public offering price	$2.50	$35,000,000	$40,250,000
Underwriting discounts and commissions	$0.15	$2,100,000	$2,415,000
Proceeds, before expenses and fees, to us	$2.35	$32,900,000	$37,835,000
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $752,000. We have agreed to reimburse the underwriter for certain expenses, including its legal fees, in the sum of up to $75,000 in connection with this offering and $15,950 for the clearing expenses of the underwriter in connection with this offering.
Tail
We have also agreed to pay the underwriter a tail fee equal to the cash compensation in this offering, if any investor, who was contacted or introduced to us by the underwriter during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 3-month period following the termination or expiration of our engagement agreement with the underwriter, except the foregoing does not apply if the underwriter terminates the engagement agreement or we terminate the engagement agreement for cause.
Listing
Our ordinary shares are listed on the Nasdaq Global Select Market under the trading symbol “OSMT.” There is no established trading market for the warrants, and we do not expect a trading market to develop. We do not intend to list the warrants on the Nasdaq Global Select Market or on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the warrants will be extremely limited.
Option to Purchase Additional Shares and/or Warrants
We have granted to the underwriter an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional 2,100,000 ordinary shares and/or additional 2,100,000 warrants to purchase ordinary shares in any combination thereof. Any ordinary shares and warrants so purchased shall be sold at the public offering price per share and per warrant, less the underwriting discounts and commissions, set forth on the cover page of this prospectus supplement. If any additional ordinary shares and/or warrants are purchased pursuant to this option, the underwriter will offer these additional ordinary shares and/or warrants on the same terms as those on which the other securities are being offered hereby. In the event that the underwriter exercises the option to purchase additional warrants, but not shares, you could experience significant additional dilution from the issuance of the shares underlying those warrants and we will not receive proceeds from the sale of additional shares pursuant to the underwriter’s option to purchase additional shares.
No Sales of Similar Securities
We, our officers, directors and certain holders of our outstanding shares have agreed, subject to specified exceptions, not to directly or indirectly:
•
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or

•
otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially, or

•
publicly announce an intention to do any of the foregoing for a period of 60 days after the date of this prospectus supplement without the prior written consent of H.C. Wainwright & Co., LLC.

This restriction terminates after the close of trading of the ordinary shares on and including the 60th day after the date of this prospectus supplement.
H.C. Wainwright & Co., LLC may, in its discretion and at any time or from time to time before the termination of the 60-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.
Stabilization
The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, the underwriter may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional ordinary shares in this offering. The underwriter may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing our ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriter will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option to purchase additional ordinary shares.
“Naked” short sales are sales in excess of the option to purchase additional ordinary shares. The underwriter must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of ordinary shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the ordinary shares. A syndicate covering transaction is the bid for or the purchase of ordinary shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by any of the underwriter is not part of this prospectus, has not been approved or endorsed by us or the underwriter and should not be relied upon by investors.
Other Activities and Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us or our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the ordinary shares or warrants or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the ordinary shares or warrants in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any ordinary shares or warrants or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of ordinary shares and warrants by it will be made on the same terms.
European Economic Area and United Kingdom
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares in the capital of the Company or warrants have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State (all in accordance with the Prospectus Regulation), except that offers of our shares or warrants may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation); or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our shares or warrants shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any of our shares or warrants in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or warrants to be offered so as to enable an investor to decide to purchase or subscribe for any of our shares or warrants, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
The underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our shares or warrants in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our shares or warrants in, from or otherwise involving the United Kingdom.

Notice to Residents of Canada
The ordinary shares or warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares or warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the ordinary shares or warrants. The ordinary shares or warrants may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the ordinary shares or warrants to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or warrants constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or warrants may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by A&L Goodbody, Dublin, Ireland, and certain other legal matters in connection with the securities offered by this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters relating to this offering will be passed upon for the underwriter by Ellenoff Grossman & Schole LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Current Report on Form 8-K for the year ended December 31, 2020, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 3 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.osmotica.com. Our website is not a part of this prospectus supplement and accompanying prospectus and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s Internet site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:
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our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 30, 2021;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, as filed with the SEC on May 13, 2021, and June 30, 2021, as filed with the SEC on August 16, 2021;

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our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021, June 21, 2021, June 30, 2021, September 2, 2021, September 8, 2021 and October 6, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

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the information in our proxy statement filed on April 26, 2021, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

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the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-38709), as filed with the SEC on October 18, 2018, including any amendments or reports filed for the purpose of updating such description.

Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
To obtain copies of these filings, see “Where You Can Find More Information” on page S-31 of this prospectus supplement.

PROSPECTUS
Osmotica Pharmaceuticals plc
$200,000,000
Ordinary shares
Preferred shares
Warrants
Debt Securities
Units
45,368,325 Ordinary Shares Offered by Selling Shareholders
We may offer to the public from time to time in one or more series or issuances:
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ordinary shares;

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preferred shares;

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warrants to purchase our ordinary shares, preferred shares or debt securities;

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debt securities consisting of debentures, notes or other evidences of indebtedness;

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units consisting of a combination of the foregoing securities; or

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any combination of these securities.

The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $200,000,000.
Selling shareholders may also offer up to 45,368,325 of our ordinary shares from time to time in connection with one or more offerings. We will not receive any proceeds from the sale of any securities by the selling shareholders.
This prospectus provides a general description of the securities that we or the selling shareholders may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Depending on the method of distribution, a prospectus supplement may also be required in connection with certain sales of ordinary shares by the selling shareholders. Any prospectus supplement may add to, update or change information contained in this prospectus.
The securities may be sold by us or the selling shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.
Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol “OSMT.” On January 30, 2020, the closing price of our ordinary shares was $6.78. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.
Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 2.
You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 12, 2020.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $200,000,000 and the selling shareholders may sell up to 45,368,325 of our ordinary shares in one or more offerings.
This prospectus provides you only with a general description of the securities that we and the selling shareholders may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms “the Company,” “Osmotica,” “we,” “our” and “us” or other similar terms mean Osmotica Pharmaceuticals plc and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein, and any prospectus supplement and the documents incorporated therein, contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs. Examples of forward-looking statements include, among others, statements we make regarding: our intentions, beliefs or current expectations concerning, among other things, future operations; future financial performance, trends and events, particularly relating to sales of current products and the development, approval and introduction of new products; FDA and other regulatory applications, approvals and actions; the continuation of historical trends; our ability to operate our business under our new capital and operating structure; and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs.
We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:
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if we are unable to successfully develop or commercialize new products, or do so on a timely or cost effective basis, our operating results will suffer;

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due to our dependence on a limited number of products, our business could be materially adversely affected if one or more of our key products do not perform as well as expected;

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failures of or delays in clinical trials could result in increased costs to us and could jeopardize or delay our ability to obtain regulatory approval and commence sales of new products;

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we are, and will continue to be in the future, a party to legal proceedings that could result in adverse outcomes;

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our substantial debt could adversely affect our liquidity and our ability to raise additional capital to fund operations and could limit our ability to pursue our growth strategy or react to changes in the economy or our industry;

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we face intense competition from both brand and generic companies, which could significantly limit our growth and materially adversely affect our financial results;

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a business interruption at our manufacturing facility, our warehouses or at facilities operated by third parties that we rely on could have a material adverse effect on our business;

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our profitability depends on our major customers, and if our relationships with them do not continue as expected, our business, prospects and results of operations could materially suffer;

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if we are unable to develop or maintain our sales capabilities, we may not be able to effectively market or sell our products; and

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our competitors and other third parties may allege that we are infringing their intellectual property, forcing us to expend substantial resources in resulting litigation, and any unfavorable outcome of such litigation could have a material adverse effect on our business.

The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.
You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.
INDUSTRY AND MARKET DATA
Certain market share, pricing and other industry information used throughout this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein is based on independent industry publications and surveys, reports by research firms, including IQVIA Holdings Inc., or IQVIA, public filings, other published independent sources and internal company sources. Some industry information is also based on our good faith estimates, which are derived from management’s knowledge of, and experience in, our industry and the sources referred to above as well as information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in our industry. We believe these data to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because this information cannot always be verified with complete certainty due to the limitations on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Industry publications, reports and surveys generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. In addition, our estimates of addressable markets are based, in part, on these market data and our actual market opportunities may be materially less than these estimates.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
As a company with less than $1.07 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:
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reduced disclosure about our executive compensation arrangements;

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no non-binding shareholder advisory votes on executive compensation;

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exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

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reduced disclosure of financial information in this prospectus, including only two years of audited financial information and two years of selected financial information.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenues as of the end of any fiscal year, if we are deemed to be a large accelerated filer under the rules of the Commission or if we issue more than $1 billion of non-convertible debt during a three-year period.
The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision, and this decision is irrevocable.

THE COMPANY
Company Overview
We are a fully integrated biopharmaceutical company focused on the development and commercialization of specialty products that target markets with underserved patient populations. Our existing portfolio consists of promoted specialty neurology and women’s health products, as well as our non-promoted products, which are primarily complex formulations of generic drugs. In 2017, we received regulatory approval from the FDA, for M-72 (methylphenidate hydrochloride extended-release tablets, 72 mg) for the treatment of attention deficit hyperactivity disorder, or ADHD, in patients aged 13 to 65, and, in 2018, we received regulatory approval from the FDA for Osmolex® ER (amantadine extended-release tablets) for the treatment of Parkinson’s disease and drug-induced extrapyramidal reactions, which are involuntary muscle movements caused by certain medications, in adults. We launched M-72 in the second quarter of 2018 and completed the launch of Osmolex® ER in January 2019. In addition, we have a late-stage development pipeline highlighted by two late-stage product candidates, both of which have completed Phase III clinical trials: RVL-1201 (oxymetazoline hydrochloride ophthalmic solution, 0.1%) designed for the treatment of acquired blepharoptosis, or droopy eyelid, and arbaclofen extended-release tablets designed for the alleviation of signs and symptoms of spasticity resulting from multiple sclerosis. In November 2019, an NDA for RVL-1201 was accepted for filing by the FDA with a goal date for FDA decision on the application of July 16, 2020.
Corporate Information
Our principal executive offices are located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, and our registered office in Ireland is 25-28 North Wall Quay, Dublin 1, Ireland and our telephone number is (908) 809-1300. Our website address is www.osmotica.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the Commission, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.
We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any selling shareholder.

SELLING SHAREHOLDERS
This prospectus also relates to the possible resale by certain of our shareholders of up to an aggregate of 45,368,325 ordinary shares (plus an indeterminate number of our ordinary shares that may be issued upon share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, “selling shareholders” includes the selling shareholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time.
The following table, based upon information currently known by us, sets forth as of January 15, 2020: (i) the number of ordinary shares held of record or beneficially by the selling shareholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling shareholders. The beneficial ownership of the ordinary shares set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholders and information filed with the Commission. The selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.
Name and Address	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Registered for Sale	Number of Shares to be Owned after the Offering(1)	Percent of Outstanding Shares to be Owned after the Offering(1)
Investment funds affiliated with Avista Capital Partners(2)	21,700,785	21,700,785	—	—
Altchem(3)	23,667,540	23,667,540	—	—

(1)
We do not know when or in what amounts the selling shareholders will offer shares for sale, if at all. The selling shareholders may sell any or all of the shares included in and offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling shareholders after completion of an offering. However, for purposes of this table, we have assumed that after completion of an offering, none of the shares included in and covered by this prospectus will be held by the selling shareholders.

(2)
The shares registered for sale consist of 15,730,864 ordinary shares held by Avista Healthcare Partners, L.P., 4,936,926 ordinary shares held by Orbit Co-Invest I LLC and 1,032,995 ordinary shares held by Orbit Co-Invest III LLC, which we collectively refer to as the Avista Funds. Avista Healthcare Partners GP, Ltd., or AHP GP, serves as the general partner of Avista Healthcare Partners, L.P., and Avista Capital Partners III GP, L.P., or ACP GP, serves as the Manager of each of Orbit Co-Invest I LLC and Orbit Co-Invest III LLC. By virtue of the relationships described above, AHP GP may be deemed to share beneficial ownership of the shares held by Avista Healthcare Partners, L.P. and ACP GP may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest I LLC and Orbit Co-Invest III LLC. Voting and disposition decisions at each of AHP GP and ACP GP with respect to the ordinary shares held by the applicable Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our board of directors. Each of the members of each investment committee disclaims beneficial ownership of the ordinary shares held by such Avista Funds. The address for each of these entities is 65 East 55th Street, 18th Floor, New York, NY 10022.

(3)
The shares registered for sale consists of 22,485,297 ordinary shares held by Altchem Limited and 1,182,243 ordinary shares held by Orbit Co-Invest A-1 LLC. Altchem Limited serves as the manager of Orbit Co-Invest A-1 LLC. As a result, Altchem Limited may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest A-1 LLC. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem Limited are made by the foundation council of Harsaul

Foundation, a foundation organized in Panama, in its absolute discretion. As a result, Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of Altchem Limited and Orbit Co-Invest A-1 LLC. The address for Altchem Limited is Kapaïokákn, 6, CITY HOUSE, 3032, Limasol, Cyprus. The address for Orbit Co-Invest A-I LLC is 895 Sawyer Road Marietta, GA 30062. The registered address for Harsaul Foundation is Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama.

PLAN OF DISTRIBUTION
Our Plan of Distribution
We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:
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underwritten public offerings;

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negotiated transactions;

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block trades;

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“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or

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through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of the underwriters, dealers or agents, if any;

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if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

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any delayed delivery arrangements;

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any over-allotment or other options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts, commissions or concessions allowed or reallowed or paid to dealers;

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the identity and relationships of any finders, if applicable; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms would act as principals for their own account or as agents for us. These remarketing firms would offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and would describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction would be set forth in the applicable prospectus supplement.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
Any securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the ordinary shares on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Selling Shareholders’ Plan of Distribution
The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares offered by this prospectus from time to time on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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“at the market” or through market makers or into an existing market for shares;

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broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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a combination of any such methods of sale; or

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any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.
Broker-dealers that may be engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling shareholders do not expect that any of these commissions and discounts relating to any sales of shares would exceed what is customary in the types of transactions involved. Broker-dealers or other financial institutions may engage in short sales of the ordinary shares in the course of hedging the positions they assume.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that, at the time of receipt of their ordinary shares, they had not entered into any agreements or understandings, directly or indirectly, with any person to distribute such ordinary shares.
To the extent required, the ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Because the selling shareholders may each be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.
Any shares that are sold will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of resale shares may not simultaneously engage in market making activities with respect to our ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the completion of the distribution. In addition, if the selling shareholders seller any shares the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in the Registration Statement, or we may be entitled to contribution.
We will not receive any proceeds from the sale of the shares by the selling shareholders.

GENERAL DESCRIPTION OF SECURITIES
We may offer and sell, at any time and from time to time, subject to applicable law:
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ordinary shares;

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preferred shares;

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warrants to purchase our ordinary shares, preferred shares or debt securities;

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debt securities consisting of debentures, notes or other evidences of indebtedness;

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units consisting of a combination of the foregoing securities; or

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any combination of these securities.

The selling shareholders may also offer our ordinary shares from time to time. The terms of any securities we offer or offered by the selling shareholders will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into ordinary shares or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of some of the terms of our share capital. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our Articles of Association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
Except as otherwise specified below, references to voting by our shareholders contained in this Description of Share Capital are references to voting by holders of ordinary shares entitled to attend and vote generally at general meetings of our shareholders.
Organization
We are an Irish private company with limited liability. We were organized in Ireland on July 13, 2017 under the name Lilydale Limited with registered number 607944. Effective May 1, 2018, we were renamed Osmotica Pharmaceuticals Limited. On July 31, 2018, Osmotica Pharmaceuticals Limited re-registered under the Irish Companies Act of 2014 as a public limited company and was renamed Osmotica Pharmaceuticals plc. Our affairs are governed by our Constitution, including our Articles of Association, and Irish law.
Objective
As provided by and described in our Memorandum of Association, our principal objective is to carry on the business of a holding company and all associated related activities and to carry on various activities associated with that objective.
Share Capital
Our authorized share capital is $4,400,000 and €25,000, divided into 400,000,000 ordinary shares with a nominal value of $0.01 per share, 40,000,000 preferred shares with a nominal value of $0.01 per share and 25,000 Euro Deferred Shares with a nominal value of €1.00 per share. As of January 15, 2020, we had 58,755,093 ordinary shares outstanding held by eight registered shareholders and no outstanding shares of any other class.
We may issue shares subject to the maximum authorized share capital contained in our Constitution. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, preferred shares and Euro deferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”) (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.
The rights and restrictions to which our ordinary shares are subject are prescribed in our Articles of Association. Our Articles of Association entitle our board of directors, without shareholder approval, to determine the terms of the preferred shares issued by us. The preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes of our share capital, depending on the terms of issue of such preferred shares.
Irish law does not recognize fractional shares held of record. Accordingly, our Articles of Association does not provide for the issuance of fractional shares, and our official Irish register does not reflect any fractional shares.
Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.
Transfer and Registration of Shares
Our share register is maintained by our transfer agent. Registration in this share register will be determinative of membership in us. Any of our shareholders who only hold ordinary shares beneficially will not be the holder of record of such ordinary shares. Instead, the depository or other nominee will be the holder of record of such shares. Accordingly, a transfer of ordinary shares from a person who holds such ordinary shares beneficially to a person who will also hold such ordinary shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the holder of record of such ordinary shares.
A written instrument of transfer will be required under Irish law in order to register on our official share register any transfer of ordinary shares (i) from a person who holds such ordinary shares directly to any other person or (ii) from a person who holds such ordinary shares beneficially to another person who also will hold such ordinary shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred ordinary shares. An instrument of transfer will be required for a shareholder who directly holds ordinary shares to transfer those ordinary shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds ordinary shares may transfer those ordinary shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the ordinary shares as a result of the transfer and the transfer is not made in contemplation of a sale of the ordinary shares.
Accordingly, we strongly recommend that shareholders hold their shares through DTC (or through a broker who holds such shares through DTC).
Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless such stamp duty is paid and details of the transfer are provided to our transfer agent. We do not expect to pay any stamp duty on behalf of any acquirer of ordinary shares in our capital. We may, in our absolute discretion, pay (or cause one of our affiliates to pay) any stamp duty.
Our Articles of Association provide that, in the event of any such payment, we (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion) and (iii) will have a lien against any of our shares in respect of which we have paid stamp duty. Our Articles of Association grant our board of directors general discretion to decline to register an instrument of transfer without giving a reason. In addition, our board of directors may decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration.
The registration of transfers may be suspended at such times and for such periods, not exceeding 30 days in any year, as our board of directors may from time to time determine (except as may be required by law).
Issuance of Shares
We have the authority, pursuant to our Articles of Association, to increase our authorized but unissued share capital by ordinary resolution by creating additional shares of any class or series. An ordinary resolution of our company requires more than 50% of the votes cast at a shareholder meeting by our shareholders entitled to vote at that meeting. As a matter of Irish law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the Articles of Association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, our Articles of Association authorize our board of directors to issue new shares up to the amount of our authorized but unissued share capital without shareholder approval for a period of five years from the date our Articles of Association were adopted. We expect that we will seek to renew such general authority at an annual general meeting before the end of that five-year period. Our Articles of Association authorize our board of directors, without shareholder approval, to determine the terms of any class of preferred shares issued by us.

No Share Certificates
We do not intend to issue share certificates unless (i) certificates are required by law, any stock exchange, a recognized depository, any operator of any clearance or settlement system or the terms of issue of any class or series of our shares or (ii) a holder of our ordinary shares applies for share certificates evidencing ownership of our shares.
Under our Articles of Association, holders of our ordinary shares have no right to certificates for their ordinary shares, except on request and on such terms as our board of directors, at its sole discretion, determines.
Holders’ rights to request certificates for ordinary shares are subject to any resolution of our board of directors determining otherwise.
No Sinking Fund
Our ordinary shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
Any shares sold pursuant to this prospectus will be duly and validly issued, will be credited as fully paid up and will not be subject to calls for any additional payments (non-assessable).
Pre-emption Rights, Share Warrants and Share Options
Under Irish law, certain statutory pre-emption rights apply automatically in favor of our shareholders when our shares are issued for cash. However, we have opted out of these pre-emption rights in our Articles of Association as permitted under Irish law for the maximum period permitted of five years from the date of adoption of the Articles of Association. This opt-out may be renewed every five years under Irish law by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes cast by our shareholders at a meeting of shareholders. We expect that we will seek renewal of the opt-out at an annual general meeting within five years from the date on which our Articles of Association were adopted. If the opt-out expires and is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata based on their existing shareholding before the shares can be issued to any new shareholders or pre-existing shareholders in an amount greater than their pro rata entitlements. The statutory pre-emption rights:
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generally do not apply where shares are issued for non-cash consideration;

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do not apply to the issuance of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any dividend and capital distribution, which are sometimes referred to as non-participating shares); and

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do not apply to the issuance of shares pursuant to certain employee compensation plans, including the Osmotica Pharmaceuticals plc 2018 Incentive Plan.

The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the Articles of Association or an ordinary resolution of shareholders. This authority can be granted for a maximum period of five years, after which it must be renewed by the shareholders by an ordinary resolution. Our Articles of Association provide that our board of directors is authorized to grant, upon such terms as the board deems advisable, options to purchase (or commitments to issue at a future date) our shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued. This authority under the articles will lapse after five years from the date our Articles of Association were adopted. We expect that we will seek renewal of this authority at an annual general meeting before the end of that five-year period. The board of directors may issue ordinary shares upon exercise of warrants or options or other commitments without shareholder approval or authorization (up to the relevant authorized but unissued share capital). Statutory pre-emption rights will apply to the issuance of warrants and options issued by us unless an opt-out applies or shareholder approval for an opt-out is obtained in the same manner described directly above for our ordinary shares. We are subject to the Nasdaq Stock Market listing rules requiring shareholder approval of certain ordinary share issuances. The Irish Takeover Rules may be applicable in certain circumstances and can impact our ability to issue ordinary shares.
Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share-based grant must be paid pursuant to the Irish Companies Act.
Share Repurchases and Redemptions
Overview
Our Articles of Association provide that any share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of shares by us may technically be effected as a redemption of those shares as described below under “Repurchases and Redemptions.” If our Articles of Association did not contain such provisions, repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under “Purchases by Subsidiaries,” including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our shares, we are referring to the redemption of shares by us pursuant to the Articles of Association or the purchase of our shares by one of our subsidiaries, in each case in accordance with our Articles of Association and Irish law as described below.
Repurchases and Redemptions
Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described below under “Dividends”) or (if the company proposes to cancel the shares on redemption) the proceeds of a new issue of shares for that purpose. The redemption of redeemable shares may only be made by a public limited company where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the company. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem our shares.
We may also be given authority by our shareholders to purchase our shares either on or off market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.
At an Extraordinary General Meeting of Shareholders held on August 29, 2019, the Company’s independent shareholders (being shareholders other than Avista Capital Partners, Altchem Limited and each of their concert parties for the purposes of the Irish Takeover Rules) approved a waiver of mandatory offer obligations under Rule 37 of the Irish Takeover Rules to enable share buybacks or redemptions.
Our board of directors is also entitled to issue preferred shares that may be redeemed either at our option or the option of the shareholder, depending on the terms of such shares. See “— Share Capital.” Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.
Purchases by Subsidiaries
Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of a company. A general authority of the shareholders of a company is required to allow a subsidiary to make on-market purchases of the company’s shares; however, as long as this general authority has been granted, no specific shareholder authority is required for a particular on-market purchase of the company’s shares by a subsidiary. A company may elect to seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of a company and at subsequent annual general meetings. For an off-market purchase by a subsidiary of a company, the proposed purchase contract must be authorized by special resolution of the shareholders of the company before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of the company.
The number of shares held by the subsidiaries of a company at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of the company. While a subsidiary holds shares of a company, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of a company by a subsidiary must be funded out of distributable reserves of the subsidiary.
Dividends
Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, less accumulated realized losses of the company on a standalone basis. In addition, no dividend or distribution may be made unless the net assets of a company are not less than the aggregate of the company’s called up share capital plus undistributable reserves and the distribution does not reduce the company’s net assets below such aggregate. Undistributable reserves include a company’s undenominated capital (effectively its share premium and capital redemption reserve) and the amount by which the company’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the company’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of the company. The “relevant accounts” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Act, which give a “true and fair view” of a company’s unconsolidated financial position in accordance with accepted accounting practice in Ireland. These “relevant accounts” must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
Consistent with Irish law, our Articles of Association authorize our board of directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. Our board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. We may pay dividends in any currency but, if we elect to pay dividends, we intend to pay such dividends in U.S. dollars. Our board of directors may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to us in respect of our ordinary shares.
Our board of directors is also authorized to issue shares in the future with preferred rights to participate in dividends declared by us. The holders of such preference shares may, depending on their terms, rank senior to the holders of our ordinary shares with respect to dividends. The 25,000 Euro deferred shares do not have any right to receive a dividend.
Bonus Shares
Under our Articles of Association, upon the recommendation of our board of directors, the shareholders by ordinary resolution may authorize the board to capitalize any amount credited to our undenominated capital, any of our profits available for distribution or any amount representing unrealized revaluation reserves, and use such amount for the issuance to shareholders of shares as fully paid bonus shares.
Lien on Shares, Calls on Shares and Forfeiture of Shares
Our Articles of Association provide that we will have a first and paramount lien on every share for all debts and liabilities owed by any of our shareholders to us, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as ours and will only be applicable to our shares that have not been fully paid up.
Consolidation and Division; Subdivision
Under our Articles of Association, we may, by ordinary resolution, divide any or all of our share capital into shares of smaller nominal value than its existing shares (often referred to as a share split) or consolidate any or all of our share capital into shares of larger nominal value than its existing shares (often referred to as a reverse share split).
Reduction of Share Capital
We may, by ordinary resolution, reduce our authorized but unissued share capital. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce our issued share capital and any undenominated share capital. In February 2019, we reduced our share capital and undenominated share capital in this way in order to create distributable reserves of $352,542,085.35 for us. Of this amount, we have paid $2,900,175.59 to our shareholders to buy back our shares.
General Meetings of Shareholders
We are required under Irish law to hold an annual general meeting within 18 months of incorporation and thereafter at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland, provided that technological means are provided to enable shareholders to participate in the meeting without leaving Ireland. Our Articles of Association include a provision requiring annual general meetings to be held within such time periods as required by Irish law.
The only matters that must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual profit and loss account, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s fees (or delegation of same). At any annual general meeting, only such business may be conducted as has been brought before the meeting (i) in the notice of the meeting, (ii) by or at the direction of the board of directors, (iii) in certain circumstances, at the direction of the Irish High Court, (iv) as required by law or (v) such business that the chairman of the meeting determines is properly within the scope of the meeting. In addition, subject to compliance with our Articles of Association, shareholders entitled to vote at an annual general meeting may make nominations of candidates for election to the board of directors and propose business to be considered thereat.
Our extraordinary general meetings may be convened (i) by our board of directors, (ii) on requisition of the shareholders holding the number of our shares prescribed by the Irish Companies Act (currently 10% of our paid-up share capital carrying voting rights), or (iii) in certain circumstances, on requisition of our auditors.
Extraordinary general meetings are generally held for the purposes of approving such of our shareholder resolutions as may be required from time to time. The business to be conducted at any extraordinary general meeting must be set forth in the notice of the meeting.
In the case of an extraordinary general meeting requisitioned by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice of the meeting. The requisition notice can propose any business to be considered at the meeting. Under Irish law, upon receipt of this requisition notice, the board of directors has 21 days to convene the extraordinary general meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of receipt of the requisition notice. If the board does not proceed to convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice by the board.

If the board of directors becomes aware that our net assets are half or less of the amount of our called up share capital, the board must, not later than 28 days from the date that it learns of this fact, convene an extraordinary general meeting of our shareholders to be held not later than 56 days from such date.
This meeting must be convened for the purposes of considering what measures, if any, should be taken to address the situation.
At least 21 days’ notice of any annual general meeting or general meeting at which a special resolution is proposed and 14 days in all other circumstances must be given to shareholders, each director and our auditors, under our Articles of Association.
Quorum for Shareholder Meetings
Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present. Under our Articles of Association, the presence, in person or by proxy, of one or more shareholders holding at least 50% of the voting power of our issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.
The provisions of our Articles of Association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined by reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.
Voting
Generally
Holders of our ordinary shares are entitled to one vote per ordinary share held as of the record date for the meeting.
Our Articles of Association provide that all votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with our Articles of Association. Our Articles of Association provide that our board of directors may permit the appointment of proxies by the shareholders to be notified to us electronically.
In accordance with our Articles of Association, our board of directors may, from time to time, cause us to issue preferred shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).
Treasury shares (i.e., shares held by us) and our shares held by our subsidiaries will not entitle their holders to vote at general meetings of shareholders.
Except where a greater majority is required by Irish law or our Articles of Association, any question proposed for consideration at any of our general meetings or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting.
Irish law requires special resolutions of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast by shareholders at a meeting of shareholders.
Examples of matters requiring special resolutions include:
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amending our objects as contained in our Memorandum of Association;

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amending our Articles of Association (please see below in relation to an additional approval threshold for amending certain provisions of our Articles of Association);

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approving a change of name;

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authorizing the entry into a guarantee or the granting of security in connection with a loan, quasi loan or credit transaction in favor of a director or connected person of a director (which generally includes a family member or business partner of the director and any entity controlled by the director);

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opting out of pre-emption rights on the issuance of new shares;

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re-registering from a public limited company to a private company;

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purchasing of our own shares off-market;

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reducing issued share capital;

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resolving that we be wound up by the Irish courts;

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resolving in favor of a shareholders’ voluntary winding-up;

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re-designating shares into different share classes;

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setting the re-issue price of treasury shares; and

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merging with other Irish companies or with companies incorporated in the EEA, as described below under “— Acquisitions.”

Our Constitution requires the prior approval of holders of at least 75% in nominal value of our issued and outstanding ordinary shares which carry an entitlement to vote at a general meeting for amendments to any of the following: paragraph six of our Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194 and 196-198 (inclusive) of our Articles of Association.
Action by Written Consent
Any resolution or action required or permitted to be passed or taken by our shareholders may be effected only at a duly convened annual or extraordinary general meeting of our shareholders and may not be effected by any resolution or consent in writing by such shareholders.
Variation of Rights Attaching to a Class or Series of Shares
Under our Articles of Association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or series or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any of our pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.
Record Dates
Our Articles of Association provide that our board of directors may set a record date for the purposes of determining which shareholders are entitled to notice of, or to vote at, a general meeting and the record date shall not be more than sixty (60) days prior to the date of the meeting. If no record date is fixed by the board of directors, the date immediately preceding the date on which notice of the meeting is deemed given under our Articles of Association will be the record date for such determination of members.
Shareholder Proposals
Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting, other than as set out in the Articles of Association of a company. Under our Articles of Association, in addition to any other applicable requirements, for business or nominations to be properly brought by a shareholder before an annual general meeting or an extraordinary general meeting requisitioned by shareholders, such shareholder must have given timely notice thereof in proper written form to our corporate secretary.

To be timely for an annual general meeting, a shareholder’s notice to our secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at our registered office not less than 90 days nor more than 120 days before the first anniversary of the notice convening our annual general meeting for the prior year. In the event that the date of the annual general meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the member must be so delivered by close of business on the day that is not earlier than 120 days prior to such annual general meeting and not later than the later of (a) 90 days prior to the day of the contemplated annual general meeting or (b) ten days after the day on which public announcement of the date of the contemplated annual general meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice.
To be timely for business or nominations of a director at an extraordinary general meeting, notice must be delivered, or mailed and received not less than 90 days nor more than 120 days prior to the date of such extraordinary general meeting. If the first public announcement of the date of the extraordinary general meeting is less than 100 days prior to the date of the meeting, notice must be given by close of business ten days after the day on which the public announcement of the date of the extraordinary general meeting is first made by us.
For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by Commission rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder’s holdings of our shares. The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in our Articles of Association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.
Shareholders’ Suits
In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go un-redressed. The cause of action may be against a director, another person or both.
A shareholder may also bring proceedings against us in his or her own name where the shareholder’s rights as such have been infringed or where our affairs are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Irish Companies Act and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.
Our Articles of Association provide that all actions, other than those related to U.S. securities law, but including, without limitation, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or any of our shareholders, (iii) any action asserting a claim against us arising pursuant to any provision of Irish law or our Articles of Association, and (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Association, shall be brought in the courts of Ireland, which have sole and exclusive jurisdiction to determine such matters.
Inspection of Books and Records
Under Irish law, our shareholders shall have certain rights to inspect our books and records, including the right to: (i) receive a copy of our Constitution and any act of the Irish Government that alters our

Constitution; (ii) inspect and obtain copies of the minutes of general meetings of shareholders (including resolutions adopted at such meetings); (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (iv) receive copies of the most recent balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any of our subsidiary companies that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors also have the right to inspect all of our books and records. The auditors’ report must be circulated to the shareholders with our Financial Statements (as defined below) at least 21 days before the annual general meeting, and such report must (if requested) be read to the shareholders at our annual general meeting. The Financial Statements referenced above mean our balance sheet, profit and loss account and, so far as they are not incorporated in the balance sheet or profit and loss account, any group accounts and the directors’ and auditors’ reports, together with any other document required by law to be annexed to the balance sheet. Our auditors will also have the right to inspect all of our books, records and vouchers.
Acquisitions
There are a number of mechanisms for acquiring an Irish public limited company, including:
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a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (i) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, or (ii) representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are not excluded from the tally of a vote on the scheme, but such shares may be considered to belong to a separate class for the purposes of approving the scheme, in which case the acquiring party’s shares would not be voted for the purposes of the separate class approval required from the remaining, non-acquiring shareholders;

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through a tender offer by a third party pursuant to the Irish Takeover Rules. Where the holders of 80% or more in value of a class of our shares (excluding any shares already beneficially owned by the offeror) have accepted an offer for their shares, the remaining shareholders in that class may be statutorily required to also transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise this “squeeze out” right, the non-accepting shareholders also have a statutory right to require the offeror to acquire their shares on the same terms as the original offer, or such other terms as the offeror and the non-tendering shareholders may agree or on such terms as an Irish court, on application of the offeror or non-tendering shareholder, may order. If our shares were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this 80% threshold would be increased to 90%; and

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by way of a merger with a company incorporated in the EEA under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended), or with another Irish company under the Irish Companies Act. Such a merger must be approved by a special resolution and the Irish High Court. Shareholders also may be entitled to have their shares acquired for cash. See “— Appraisal Rights.”

The approval of the board of directors, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of our assets, except that such a transaction between us and one of our directors or a person or entity connected to such a director may require shareholder approval.
Appraisal Rights
Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If we are being merged as the transferor company with another EEA company under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers)

Regulations 2008 (as amended) or if we are being merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash. In addition, a dissenting shareholder in a successful tender offer for an Irish company may, by application to the Irish High Court, object to the compulsory squeeze out provisions.
Disclosure of Interests in Shares
Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, (i) the shareholder will be interested in 3% or more of our ordinary shares that carry voting rights or (ii) the shareholder who was interested in 3% or more of the shares will cease to be interested in our ordinary shares that carry voting rights. In addition, where a shareholder is interested in 3% or more of our ordinary shares, the shareholder must notify us of any alteration of its interest that brings its total holding through the nearest whole percentage number, whether an increase or a reduction. All such disclosures must be notified to us within two days of the event that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of our ordinary shares held by such person will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to its ordinary shares reinstated. In addition to the disclosure requirement described above, under the Irish Companies Act, we may, by notice in writing, and must, on the requisition of shareholders holding 10% or more of our paid-up capital carrying voting rights, require a person whom we know or have reasonable cause to believe is, or at any time during the three years immediately preceding the date on which such notice is issued was, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to give certain further information as may be required by us including particulars of such person or beneficial owner’s past or present interests in our ordinary shares.
Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.
Where such a notice is served by us on a person who is or was interested in our ordinary shares and that person fails to give us any information required within the reasonable time specified, we may apply to a court for an order directing that the affected ordinary shares be subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the ordinary shares by the court are as follows:
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any transfer of those ordinary shares or, in the case of unissued shares, any transfer of the right to be issued with ordinary shares and any issue of such ordinary shares, shall be void;

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no voting rights shall be exercisable in respect of those ordinary shares;

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no further shares shall be issued in respect of those ordinary shares or in pursuance of any offer made to the holder of those ordinary shares; and

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no payment shall be made of any sums due from us on those ordinary shares, whether in respect of capital or otherwise.

Where our ordinary shares are subject to these restrictions, the court may order the ordinary shares to be sold and may also direct that the ordinary shares shall cease to be subject to these restrictions.
In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of our ordinary shares must comply with the reporting requirements under Section 13 of the Exchange Act.
Anti-Takeover Provisions
Shareholder Rights Plans and Share Issuances
Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

Our Articles of Association allow our board of directors to adopt any shareholder rights plan upon such terms and conditions as the board deems expedient and in our best interest, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.
Subject to the Irish Takeover Rules described below and the Irish Companies Act, the board of directors also has the power to issue any of our authorized and unissued shares on such terms and conditions as it may determine to be in our best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of our ordinary shares might believe to be in their best interest or in which holders of our ordinary shares might receive a premium for their shares over the then-market price of the shares.
Irish Takeover Rules and Substantial Acquisition Rules
A tender offer by which a third party makes an offer generally to our shareholders or a class of shareholders to acquire shares of any class conferring voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel (as well as being governed by the Exchange Act and the regulations promulgated thereunder). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below. Takeovers by means of a scheme of arrangement are also generally subject to these regulations.
General Principles.   The Irish Takeover Rules are based on the following General Principles that will apply to any transaction regulated by the Irish Takeover Panel:
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in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer. If the board of directors of the target company advises the holders of the securities with respect to the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s places of business;

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the board of a target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

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false markets must not be created in the securities of the target company or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

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an offeror can only announce an offer after ensuring that it can fulfill in full any cash consideration offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

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a target company may not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company, particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

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a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer.   If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties (which generally mean persons acting in concert with the acquirer) to shares carrying 30% or more of the voting rights in our shares, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash tender offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous twelve months.

This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in us if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve month period.
Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements.   A voluntary offer is a tender offer that is not a mandatory offer. If an offeror or any of its concert parties acquires any of our shares of the same class as the shares that are the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for our shares of that class by the offeror or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to twelve months if the Panel, having regard to the General Principles, believes it is appropriate to do so.
If the offeror or any of its concert parties has acquired our shares of the same class as the shares that are the subject of the voluntary offer (i) during the period of twelve months prior to the commencement of the offer period which represent 10% or more of the nominal value of the issued shares of that class or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the offeror or its concert parties for shares (of that class) during, in the case of (i), the period of twelve months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to an offeror who, together with its concert parties, has acquired less than 10% of the nominal value of the issued shares of the class of shares that is the subject of the offer in the twelve-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.
An offer period will generally commence from the date of the first announcement of an offer or proposed offer.
Substantial Acquisition Rules.   The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights in our shares. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights in our shares is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights in our shares and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of certain other acquisitions of shares or rights over shares relating to such holdings.
Frustrating Action.   Under the Irish Takeover Rules, the board of directors is not permitted to take any action that might frustrate an offer for our shares during the course of an offer or at any earlier time at which the board has reason to believe an offer is or may be imminent, except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in the frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe that an offer is or may be imminent. Exceptions to this prohibition are available where:
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the action is approved by our shareholders at a general meeting; or

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with the consent of the Irish Takeover Panel, where:

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the Irish Takeover Panel is satisfied that the action would not constitute a frustrating action;

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the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

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the action is in accordance with a contract entered into prior to the announcement of the offer (or prior to a time at which the board has reason to believe that an offer is or may be imminent); or

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the decision to take such action was made before the announcement of the offer (or prior to a time at which the board has reason to believe that an offer is or may be imminent) and has been either at least partially implemented or is in the ordinary course of business.

Insider Dealing.   The Irish Takeover Rules also provide that no person, other than the offeror who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer, shall deal in relevant securities of the offeree during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.
For other provisions that could be considered to have an anti-takeover effect, see “— Transfer and Registration of Shares,” “— Issuance of Shares — Pre-emption Rights, Share Warrants and Share Options,” “— Voting — Generally,” “— Voting — Variation of Rights Attaching to a Class or Series of Shares,” “— Disclosure of Interests in Shares” and “— Corporate Governance.”
Business Combinations with Interested Shareholders
Our Articles of Association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person, other than investment funds affiliated with Avista Capital Markets and affiliates of Altchem Limited and their respective affiliates, that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which such person became a 15% shareholder unless: (i) a committee of our disinterested directors approves the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.
Corporate Governance
Generally
Our Articles of Association allocate authority over management of our Company to our board of directors. Our board of directors may then delegate management to committees of the board or such other persons as it thinks fit. Regardless of any delegation, the board of directors will remain responsible, as a matter of Irish law, for the proper management of our affairs. The board of directors may create new committees or change the responsibilities of existing committees from time to time.
Directors: Term and Appointment
Directors are elected or appointed at the annual general meeting or at any extraordinary general meeting called for that purpose until the next annual general meeting of the company. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director. In the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.
No person may be appointed director unless nominated in accordance with our Articles of Association. Our Articles of Association provide that, with respect to an annual or extraordinary general meeting of shareholders, nominations of persons for election to our board of directors may be made by (i) the affirmative vote of our board of directors or a committee thereof, (ii) any shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for our Articles of Association, or (iii) with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Irish Companies Act, by a shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of the company and who makes such nomination in the written requisition of the extraordinary general meeting in accordance with our Articles of Association and the Irish Companies Act relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting.
Under our Articles of Association, our board of directors has the authority to appoint directors to the board, either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under our Articles of Association, if the board fills a vacancy, the director’s term expires at the next annual general meeting. If there is an appointment to fill a casual vacancy or an addition to the board, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board in accordance with the Articles of Association.
Removal of Directors
The Irish Companies Act provides that, notwithstanding anything contained in the Articles of Association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, provided that notice of the intention to move any such resolution be given by the requisitioning shareholders to the company not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal.
Directors’ Duties
Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal fiduciary duties include the statutory and common law fiduciary duties of acting in good faith in the interests of our company and exercising due care and skill. Other statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers and making certain filings as well as the disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on our business while insolvent, without due regard to the interests of creditors). For public limited companies like us, directors are under a specific duty to ensure that the corporate secretary is a person with the requisite knowledge and experience to discharge the role.
Conflicts of Interest
As a matter of Irish law, a director is under a fiduciary duty to avoid conflicts of interest. Irish law and our Articles of Association provide that: (i) a director may be a director of or otherwise interested in a company relating to us and will not be accountable to us for any remuneration or other benefits received as a result, unless we otherwise direct; (ii) a director or a director’s firm may act for us in a professional capacity other than as auditor; and (iii) a director may hold an office or place of profit in us and will not be disqualified from contracting with us. If a director has a personal interest in an actual or proposed contract with us, the director must declare the nature of his or her interest and we are required to maintain a register of such declared interests that must be available for inspection by the shareholders. Such a director may vote on any resolution of the board of directors in respect of such a contract, and such a contract will not be voidable solely as a result.
Indemnification of Directors and Officers; Insurance
To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its Articles of Association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Act.
Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.
We are permitted under our Articles of Association and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.
Additionally, we and certain of our subsidiaries have entered into agreements to indemnify our directors to the maximum extent allowed under applicable law before the completion of the offering. These agreements, among other things, provide that we indemnify our directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person’s status as our director.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Duration; Dissolution; Rights upon Liquidation
Our duration is unlimited. We may be dissolved at any time by way of either a shareholder’s voluntary winding up or a creditors’ winding up. In the case of a shareholder’s voluntary winding up, we must be solvent and a special resolution of the shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.
The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Articles of Association or the terms of any shares issued by the board of directors from time to time. If the Articles of Association and terms of issue of our shares contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Articles of Association provide that our ordinary shareholders may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.
Exchange Controls
There is no limitation imposed by Irish law or by our Articles of Association on the right of a non-resident to hold or vote our ordinary shares.
Listing
Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “OSMT.”
Differences in Corporate Law
We, and our relationships with our shareholders, are governed by Irish corporate law and not by the corporate law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are available to directors and shareholders of U.S. corporations. To help you understand these differences, we have prepared the following summary comparing certain important provisions of Irish corporate law (as modified by our Articles of Association) with those of Delaware corporate law. Before investing, you should consult your legal advisor regarding the impact of Irish corporate law on your specific circumstances and reasons for investing.
Duties of Directors
Our business is managed by our board of directors. Members of the board of directors of an Irish company owe fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and to exercise their powers and fulfill the duties of their offices on the same basis. These duties include the following essential elements:
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to act in good faith and what the director considers to be in the interests of the company;

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not to make a personal profit from opportunities that arise from the office of director;

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to exercise the care, diligence and skill that a reasonably prudent person would exercise in carrying out their duties as a director;

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to act honestly and responsibly in relation to the affairs of a company;

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to act in accordance with the company’s constitution;

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not to use the company’s property unless permitted by the constitution or approved by a shareholders’ resolution;

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generally not to agree to a restraint on the exercise of directors’ powers unless permitted by the constitution or approved by a resolution of the company in a general meeting;

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to avoid conflicts of interest; and

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to have regard to interests of the company’s employees and its members.

Under Irish law, the fiduciary duties of the directors are to the company, and not to the company’s individual shareholders. Our shareholders may not generally sue our directors directly for a breach of a fiduciary duty.
The business of a Delaware corporation is also managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. These duties are similar to those imposed on the directors by the Irish Companies Act.
Under Irish law, the question of whether a director has acted properly will typically be assessed on a case-by-case basis, with regard to the circumstances surrounding the director’s action. In contrast, Delaware law presumes that directors act on an informed basis and in the best interests of the company and its shareholders.
Unless this presumption is rebutted, the decision of the board of a Delaware company will be upheld unless the action had no rational business purpose or constituted corporate waste. If the presumption is rebutted, the directors must demonstrate that the challenged action was entirely fair to the company.
Interested Directors
Under Irish law, directors who have an interest in a transaction or proposed transaction with us must disclose that interest to the board of directors when the proposed transaction is first considered (unless such interest has previously been disclosed). Not disclosing such an interest is a criminal offense, punishable by a fine.

Our Articles of Association provide that an interested director may vote on a resolution concerning a matter in which he or she has declared an interest.
Delaware law does not allow for criminal penalties but does specify that if a director has an interest in a transaction, that transaction would be voidable by a court unless either (i) the material facts about the interested director’s relationship or interests are disclosed or are known to the board of directors and a majority of the disinterested directors authorize the transaction, (ii) the material facts about the interested director’s relationship or interests are disclosed or are known to the shareholders entitled to vote and the transaction is specifically approved in good faith by such shareholders or (iii) the transaction was fair to the company when it was authorized, approved or ratified. In addition, the interested director could be held liable for a transaction in which he or she derived an improper personal benefit. Under Irish law, directors also have a general duty to avoid conflicts of interest. A director may be required to account to the company for any personal profit he or she has made in breach of this duty unless he or she has been specifically released from the duty by shareholder vote.
Voting Rights and Quorum Requirements
Under Irish law, the voting rights of our shareholders are regulated by our Constitution and the Irish Companies Act. Under our Articles of Association, one or more shareholders present in person or by proxy and holding shares representing at least 50% of the issued shares carrying the right to vote at such meeting will constitute a quorum. Most shareholder actions or resolutions may be passed by a simple majority of votes cast. Certain actions (including the amendment of the majority of the provisions of our Constitution) require approval by 75% of the votes cast at a meeting of shareholders. The amendment of a number of provisions of our Constitution, being paragraph six of our Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194, and 196-198 (inclusive) of our Articles of Association, requires the prior approval of holders of at least 75% in nominal value of our issued ordinary shares which carry an entitlement to vote at a general meeting. For a Delaware corporation, the presence, either in person or by proxy, of as few as one third of the shares eligible to vote may constitute a quorum. Except for certain extraordinary transactions, such as approving a merger, shareholders of a Delaware corporation may act by the majority vote of the shares present, either in person or by proxy.
Under Irish law and our Articles of Association, the election of directors at a general meeting of shareholders will require a majority of votes cast at such meeting. In the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. In contrast, the election of directors for a Delaware corporation requires only a plurality vote.
Under Irish law, any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our Articles of Association also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in common form or such other form as the directors may determine. Under our Articles of Association, each holder of ordinary shares is entitled to one vote per share held.
Amalgamations, Mergers and Similar Arrangements
Under Irish law, the disposal of or acquisition of assets by a company requires the approval of its board of directors. However, certain acquisitions and disposal of assets may also require shareholder approval. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the shareholders. Under Delaware law, a shareholder of a corporation participating in a major corporate transaction may, under certain circumstances, be entitled to appraisal rights which would allow him or her to receive the fair value of his or her shares (as determined by a court) in cash instead of the consideration he or she would otherwise receive in the transaction. Irish public companies may be acquired by way of a merger with a company incorporated in the EEA under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended) or by way of a merger with another Irish company under the Irish Companies Act. Such a merger must be approved by a special resolution. Shareholders also may be entitled to have their shares acquired for cash. While, generally, under

Irish law, shareholders of an Irish company do not have statutory appraisal rights, if we are being merged as the transferor company with another EEA company under these Regulations or another Irish company under the Irish Companies Act (i) any of our shareholders who vote against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders may be entitled to require that the successor company acquire its shares for cash.
Takeovers
Takeover of certain Irish public companies, including us, are regulated by statutory takeover rules, which are administered by the Irish Takeover Panel.
In addition to the merger mechanisms under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended) and the Irish Companies Act referred to above, Irish law provides two principal ways for the control of a public company to change. The first method involves a public offer for the shares of that company. The number of shares required to vote in favor of a proposal to force minority shareholders of a public company, such as us, is 80% under the Irish Companies Act.
The second method of acquiring control of an Irish public company is by a scheme of arrangement. A company proposes the scheme of arrangement to its shareholders, which, if accepted, would result in the company being acquired by a third party. A scheme of arrangement must be approved by a majority in number of shareholders representing 75% in value of the shares of each relevant class actually voting at a general meeting.
If the scheme is approved, and subsequently confirmed by the Irish High Court, it becomes binding on all of the target shareholders, regardless of whether they voted on the scheme.
A general principle of Irish takeover law is that the directors of a company that is the target of an offer (or of a company which the directors believe will soon be the target of an offer) must refrain from frustrating that offer or depriving shareholders of the opportunity to consider the merits of the offer, unless the shareholders approve of such actions in a general meeting.
Under Delaware law, the board of directors may take defensive actions against a takeover if the directors believe in good faith that the takeover is a threat to the company’s interests and if the response is reasonable in light of the threat posed by the takeover. However, the board may not use such measures for its own personal interests. For example, a board may institute defensive measures to allow it to negotiate a higher price with the acquirer or prevent shareholders from being coerced into selling at a price that is clearly too low.
However, the board may not use such measures just to keep itself in control of the company. In contrast, Irish takeover law only allows the directors to advise shareholders (by way of a publicly available announcement) on the merits and drawbacks of any particular offer and to recommend shareholders to accept or reject such offer.
Shareholders’ Suits
Under Irish law, our shareholders generally may not sue for wrongs suffered by us.
In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go un-redressed. The cause of action may be against the director, another person, or both.
In contrast to a derivative action, Irish law permits an action by a shareholder in his or her own right on the basis of the infringement of his or her personal rights as a shareholder. A shareholder may commence a suit in a representative capacity for him or herself as well as other similarly affected consenting shareholders. Additionally, under Irish law, any shareholder who claims that our affairs are being conducted, or that the powers of our directors are being exercised, in a manner oppressive to his or her interests as a shareholder, may apply to the Irish courts for an appropriate order.
Delaware law generally allows a shareholder to sue for wrongs suffered by a company if he first demands that the company sue on its own behalf and the company declines to do so, but allows the shareholder to. In certain situations, such as when there are specific reasons to believe that the directors are protecting their personal interests, the shareholder may sue directly without first making the demand.
Indemnification of Directors and Officers
In general, the Irish Companies Act prohibits us from indemnifying any director against liability due to his or her negligence, default, breach of duty or breach of trust due to us. We may, however, indemnify our officers if they are acquitted in a criminal proceeding or are successful in a civil proceeding. To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers.
Under Delaware law, a corporation may indemnify a director or officer against expenses (including attorneys’ fees), judgments, fines and settlement amounts that he or she reasonably incurred in defending him or her self in a lawsuit. The director or officer must have acted in good faith and, if being charged with a crime, must not have had a reasonable cause to believe that he or she was breaking the law.
Inspection of Corporate Records
Under Irish law, members of the general public have the ability to inspect our public documents available at the Irish Companies Registration Office. Our shareholders also have the right to inspect our register of directors and secretaries and minutes of general meetings. Our audited financial statements must be presented to our shareholders at each annual general meeting (and made available to our shareholders in advance of an annual general meeting).
The register of members of a company is also open to inspection by shareholders without charge, and by members of the general public on payment of a fee. A company is required to maintain its share register in Ireland. A company is required to keep at its registered office a register of directors and officers that is also open for inspection. Irish law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law permits a shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to his or her interest as a shareholder.
Calling of Special Shareholders’ Meetings
Under Irish law, an extraordinary general meeting may be convened (i) by the board of directors, (ii) on requisition of the shareholders holding the number of shares prescribed by the Irish Companies Act (currently 10% of our paid-up share capital carrying voting rights) or (iii) in certain circumstances, on requisition of our auditors.
Under Delaware law, a special meeting of the shareholders may be called by the board of directors or by any person who is authorized by the corporation’s certificate of incorporation or bylaws.
Amendment of Organizational Documents
Irish law provides that the Constitution of a company may be amended by a resolution of shareholders at a general meeting of shareholders of which due notice has been given. A 75% majority of votes cast at a general meeting is required to pass such a resolution. Our Constitution provides that the amendment of a number of provisions of our Constitution, being paragraph six of the Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194 and 196-198 (inclusive) of our Articles of Association, require the prior approval of holders of at least 75% in nominal value of our issued ordinary shares which carry an entitlement to vote at a general meeting.
Under Delaware law, a company’s certificate of incorporation may be amended if the amendment is approved by both the board of directors and the shareholders. Unless a different percentage is provided for in the certificate of incorporation, a majority of the voting power of the shareholders of the corporation is required to approve an amendment. Under Irish law, the certificate of incorporation of a company (which simply evidences the date of the company’s incorporation and its registered number and the fact that it has been incorporated) may not be amended. Under Delaware law, the certificate of incorporation may limit or remove the voting power of a class of the company’s shares. However, if the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of a class of shares, the holders of shares of that class are entitled to vote, as a class, upon the proposed amendment, without regard to the restriction in the certificate of incorporation.
Delaware law allows the bylaws of the corporation to be amended either by the shareholders or, if allowed in the certificate of incorporation, by the board of directors by a majority of voting power.

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase our ordinary shares, preferred shares or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement and subject to applicable law. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

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if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise of the warrants, and a description of that series of our preferred shares;

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if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

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if applicable, the date from and after which the warrants and the ordinary shares, preferred shares or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.
We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

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the place or places where principal and, if applicable, premium and interest, is payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any addition to or change in the covenants or the acceleration provisions described in this prospectus or in the indenture;

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any events of default, if not otherwise described below under “Events of Default”;

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the terms and conditions, if any, for conversion into or exchange for our ordinary shares or preferred shares;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and Conversion Rights
We may issue debt securities which can be exchanged for or converted into our ordinary shares or preferred shares, subject to applicable law. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
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“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

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“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
Protection in the Event of Change of Control
Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
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failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

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failure to make a payment of any interest on any debt security of such series when due;

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our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

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certain events relating to our bankruptcy, insolvency or reorganization; and

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certain cross defaults, if and as applicable.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.
Defeasance; Satisfaction and Discharge
The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Osmotica, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares, preferred shares, debt securities or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more ordinary shares or preferred shares, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
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the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

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the rights and obligations of the unit agent, if any;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any ordinary shares, preferred shares, debt securities or warrants included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission. We also maintain a website at www.ir.osmotica.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.
The Commission allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with Commission rules:
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our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 28, 2019;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed on May 9, 2019, August 8, 2019 and November 14, 2019, respectively;

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the information in our proxy statement filed on April 26, 2019, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018; and

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our Current Reports on Form 8-K filed with the Commission on April 11, 2019, June 19, 2019, September 4, 2019, September 27, 2019 and December 20, 2019.

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The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-38709) filed with the Commission on October 18, 2018, including any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to: Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, New Jersey 08807; Attention: Investor Relations.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by A&L Goodbody, Dublin, Ireland, and certain other legal matters in connection with the securities offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Osmotica Pharmaceuticals plc as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated by reference in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein and elsewhere in the registration statement, given on the authority of such firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
It may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.
The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:
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the judgment must be for a definite sum;

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the judgment must be final and conclusive; and

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the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

14,000,000 Ordinary Shares
Warrants to Purchase 14,000,000 Ordinary Shares
PROSPECTUS SUPPLEMENT
H.C. Wainwright & Co.
October 6, 2021